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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Midstates Petroleum Company, Inc.
(Name of Registrant as Specified In Its Charter)

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MIDSTATES PETROLEUM COMPANY, INC.

321 South Boston Avenue, Suite 1000
Tulsa, Oklahoma 74103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Midstates Petroleum Company, Inc.:

        Notice is hereby given that the 2015 Annual Meeting of Stockholders of Midstates Petroleum Company, Inc. (the "Company") will be held at The St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027, on May 22, 2015, at 9:00 a.m. Central Time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

          1.     To elect seven directors.

          2.     To approve, on a non-binding advisory basis, the compensation of our named executive officers.

          3.     To approve an amendment to our amended and restated certificate of incorporation to effect, at the discretion of our board of directors:

            a)    a reverse split of our Common Stock (as defined below), whereby each outstanding five, six, seven, eight, nine or ten shares would be combined, converted and changed into one share of Common Stock; and

            b)    a reduction in the number of authorized shares of our Common Stock from 300,000,000 to 175,000,000, 150,000,000, 125,000,000, 125,000,000, 100,000,000 or 100,000,000, respectively.

          4.     To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2015.

          5.     To transact such other business as may properly come before the Annual Meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting, or any adjournment or postponement thereof, only if you were a stockholder of record at the close of business on April 16, 2015.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.proxyvote.com or by phone at 1-800-690-6903 promptly so that your shares may be voted in accordance with your wishes and so that we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card at the website or telephone number provided above, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Frederic F. Brace
Interim President and Chief Executive Officer

Tulsa, Oklahoma
April 29, 2015

MIDSTATES PETROLEUM COMPANY, INC.

321 South Boston Avenue, Suite 1000
Tulsa, Oklahoma 74103
PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of the Company (the "Board of Directors" or the "Board") requests your proxy for the Annual Meeting that will be held on May 22, 2015 at 9:00 a.m. Central Time, at The St. Regis Houston, 1919 Briar Oaks Lane, Houston, Texas 77027. By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. The proxy materials, including this proxy statement (the "Proxy Statement"), proxy card or voting instructions and our 2014 annual report, are being distributed and made available on or about April 30, 2015.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Corporate Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy, or by signing and delivering to the Corporate Secretary of the Company a proxy with a later date. Your attendance at the Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Stockholders of Record and Beneficial Owners

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials, including a proxy card, is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting.

        Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the proxy materials by mail from the stockholder of record should follow the instructions included in the proxy materials to transmit voting instructions.

QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.01 per share (the "Common Stock"), is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. The Company's Series A Mandatorily Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), entitles holders to vote on most matters submitted to the holders of the Common Stock for approval, except that the holders of the Preferred Stock are not permitted to vote on proposals involving the election of directors and proposals seeking the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the current liquidation preference. Each share of Common Stock outstanding on the Record Date (defined below) is entitled to one vote and each share of Preferred Stock is entitled to vote with the holders of our Common Stock on permitted matters on an as-converted to Common Stock basis utilizing the then-current conversion ratio.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 16, 2015 (the "Record Date"). As of the Record Date, 71,672,519 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting and 325,000 shares of Preferred Stock were outstanding and convertible into 29,393,933 shares of Common Stock.

        Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If a quorum is not present, the Chairman of the meeting or a majority of the outstanding shares of Common Stock entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        Vote Required.    Directors will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to be voted at the Annual Meeting ("Proposal ONE"). The proposal seeking approval, on a non-binding advisory basis, of the compensation of our named executive officers ("Proposal TWO") requires the affirmative vote of the holders of a majority of the shares of capital stock of the Company, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on the matter. The proposal seeking an amendment to our amended and restated certificate of incorporation to grant our Board the ability to effect a reverse split of our Common Stock and a reduction in the number of authorized shares of our Common Stock ("Proposal THREE") requires the affirmative vote of the holders of a majority in voting power of all of the capital stock of the Company, voting together as a single class, entitled to vote on the matter. The proposal seeking ratification of the appointment of Deloitte & Touche LLP as the Company's auditors for 2015 ("Proposal FOUR") requires the affirmative vote of the holders of a majority of the shares of capital stock of the Company, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Collectively, Proposal ONE, TWO, THREE and FOUR may be referred to as the "Proposals."

        An automated system that Broadridge Financial Solutions administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners (a "broker non-vote"), but they are not permitted to vote on non-discretionary items absent instructions from the beneficial owner. Broker non-votes generally occur because the broker (i) does not receive voting instructions from the beneficial owner and (ii) lacks discretionary authority to vote the shares. Brokers do not have discretionary voting authority with respect to Proposals ONE, TWO or THREE of this Proxy Statement. For Proposal FOUR, ratification of the appointment of the Company's auditors, brokers will have discretionary authority in the absence of timely instructions from their customers. Abstentions (i.e., if you or your broker marks "ABSTAIN" on a proxy) and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, (1) broker non-votes will not have any effect on the outcome of Proposals ONE, TWO or FOUR and (2) abstentions will have the effect of votes cast against on Proposals TWO, THREE and FOUR and will not have any effect on Proposal ONE.

        Default Voting.    A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted FOR each of the director nominees listed in Proposal ONE and FOR Proposals TWO, THREE and FOUR.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

        The Company was incorporated pursuant to the laws of the State of Delaware on October 25, 2011 to become a holding company for Midstates Petroleum Company LLC ("Midstates Sub"), which was previously a wholly-owned subsidiary of Midstates Petroleum Holdings LLC ("Holdings LLC"). Pursuant to the terms of a corporate reorganization that was completed in connection with the closing of the Company's initial public offering, all of the interests in Holdings LLC were exchanged for newly issued common shares of the Company, and as a result, Midstates Sub became a wholly-owned subsidiary of the Company and Holdings LLC ceased to exist as a separate entity. In this Proxy Statement, the terms "Company," "we," "us," "our," and similar terms when used in the present tense, prospectively or for historical periods since April 25, 2012, refer to Midstates Petroleum Company, Inc. and its subsidiary, and for historical periods prior to April 25, 2012, refer to Midstates Petroleum Holdings LLC and its subsidiary, unless the context indicates otherwise.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated the following individuals for election as directors of the Company to serve for a one year term beginning at the Annual Meeting and expiring at the annual meeting to be held in 2016:

Frederic F. Brace
Thomas C. Knudson
George A. DeMontrond
Alan J. Carr
Bruce Stover
Robert E. Ogle
John Mogford

        Each of the above nominees is currently serving as a director of the Company. Biographical information for each nominee is contained in the "Directors and Executive Officers" section below.

        The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Required Vote

        The election of directors in this proposal requires the affirmative vote of the holders of a plurality of the shares of Common Stock present and entitled to be voted at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

        The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

 DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Proposal One—Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Frederic F. Brace	57	Interim President and Chief Executive Officer and Director
Thomas C. Knudson(1)	68	Chairman and Director
George A. DeMontrond(2)	32	Director
Alan J. Carr(2)(3)	45	Director
Bruce Stover(1)(2)(3)	66	Director
Robert E. Ogle(3)	65	Director
John Mogford(1)	61	Director
Nelson M. Haight	50	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Mitchell G. Elkins	55	Executive Vice President—Operations
Mark E. Eck	56	Executive Vice President and Chief Operating Officer

(1)
Member of the Nominating and Governance Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Audit Committee.

        The Company's Board of Directors currently consists of seven members. Other than the director who is elected by the holders of the Preferred Stock (which is currently unfilled), the Company's directors serve for a one year term. Directors may be removed from office either for or without cause upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

        Set forth below is biographical information about each of the Company's executive officers, directors and nominees for director.

        Frederic F. Brace has served as our Interim President and Chief Executive Officer since March 18, 2015 and as a member of our Board of Directors since March 9, 2015. Mr. Brace has over twenty years of experience in business management and board representations. He is currently Chairman and Chief Executive Officer of Beaucastel LLC and Sangfroid Advisors Ltd. Previously, Mr. Brace worked for Niko Resources, Ltd., an oil and gas company, from August 2013 to December 2014 serving first as Senior Advisor and then as President of the company. From 1988 to 2008, Mr. Brace worked at the UAL Corporation (now United Continental Holdings, Inc.), the parent company of United Airlines, Inc. and Continental Airlines, Inc., where he served as Executive Vice President and Chief Financial Officer of UAL Corporation and United Airlines, Inc. from 2002 to 2008. Mr. Brace is a member of the board of directors of Anixter International and Standard Register. He has also served on the board of numerous public and private companies. He received his BS in Industrial Engineering from the University of Michigan in 1980 and his MBA with a specialization in finance from the University of Chicago Graduate School of Business in 1982. We believe Mr. Brace's knowledge of the energy industry and expertise in representing public and private companies will allow him to provide valuable insights to our Board of Directors.

        Thomas C. Knudson has served as a member of our Board of Directors since May 2013 and as Chairman of the Board of Directors since April 2014. Mr. Knudson has served as the Non-Executive Chairman of Bristow Group Inc. (NYSE: BRS) since August 2006 and as a Director of Bristow since June 2004. Mr. Knudson has been president of Tom Knudson Interests, which provides consulting services in energy, sustainable development, and leadership, since its formation in 2004. Following seven years of active duty as a U.S. Naval aviator and an aerospace engineer, he joined Continental Oil Company (Conoco) in 1975 and retired in 2004 from Conoco's successor, ConocoPhillips, as Senior Vice President of Human Resources, Government Affairs and Communications and as a member of ConocoPhillips' management committee. He was the founding Chairman of the Business Council for Sustainable Development in both the United States and the United Kingdom. Mr. Knudson served as a Director of NATCO Group, Inc. from April 2005 to November 2009, Williams Partners L.P. from November 2005 to September 2007, and MDU Resources Group Inc. (NYSE: MDU) from November 2008 to April 2014. He served as a Trustee of the Episcopal Seminary of the Southwest since February 2012 and as a member of the National Council of Methodist Neurological Institute since October 2011. Mr. Knudson has a bachelor's degree in aerospace engineering from the U.S. Naval Academy and a master's degree in aerospace engineering from the U.S. Naval Postgraduate School. We believe Mr. Knudson's extensive knowledge and expertise in the energy industry will allow him to provide valuable insights to our Board of Directors.

        George A. DeMontrond has served as a member of our Board of Directors since April 2014. Mr. DeMontrond is a Vice President with First Reserve Corporation ("First Reserve"), a global energy-focused private equity and infrastructure investment firm, and joined the firm in 2007. Mr. DeMontrond's responsibilities at First Reserve range from deal origination and structuring to due diligence, execution and monitoring, with a particular emphasis on the reserves sector. Prior to joining First Reserve, Mr. DeMontrond served as an Investment Banking Analyst in the Energy, Utilities & Chemicals Group at Deutsche Bank Securities Inc. He holds a bachelor's degree from Rice University. We believe Mr. DeMontrond's extensive energy industry background brings important experience and skill to our Board of Directors.

        Alan J. Carr has served as a member of our Board of Directors since March 9, 2015. Mr. Carr is an investment professional with twenty years of experience working from the principal and advisor side on complex, process-intensive financial situations. Mr. Carr is the founder of Drivetrain Advisors, a fiduciary services firm that supports the investment community in legally- and process-intensive investments as a representative, director, or trustee. Prior to founding Drivetrain Advisors in 2013, Mr. Carr was a Managing Director at Strategic Value Partners, LLC ("Strategic Value Partners"), where he led financial restructurings for companies in North America and Europe, working in both the US and Europe over nine years. Prior to joining Strategic Value Partners, Mr. Carr was a corporate attorney at Skadden, Arps, Slate, Meagher & Flom. Mr. Carr currently serves on the board of directors of Tanker Investments Ltd. and Brookfield DTLA Fund Office Trust Investor Inc. Mr. Carr has experience serving on boards of a variety of companies in North America, Europe and Asia. He received his B.A. in Economics and Sociology from Brandeis University in 1992 and his J.D. from Tulane Law School in 1995. We believe Mr. Carr's extensive financial expertise and experience in representing public and private companies in complex financial situations and brings important experience and skill to our Board of Directors.

        Bruce Stover has served as a member of our Board of Directors since March 18, 2015. Mr. Stover has over forty years of experience in the oil and gas industry and has an extensive background in mergers and acquisitions as well as global operations and business development. Mr. Stover has served on the board of directors of the Bristow Group, Inc. since 2009 and as Chairman of the Compensation Committee of such board since 2012. Prior to joining the board of Bristow Group, Inc., he was a founding member of the management team of Endeavor International Corporation, where he served as Executive Vice President, Operations and Business Development, from 2003 to 2010. Before serving at Endeavor International Corporation, Mr. Stover was Senior Vice President, Worldwide Business Development for Anadarko Petroleum Corporation responsible for evaluating and securing domestic and international business opportunities. While there, Mr. Stover also served as President and General Manager of Anadarko Petroleum Corporation's Algerian subsidiary. He began his career as an engineer with Amoco Production Company. We believe Mr. Stover's experience in the energy industry and expertise in representing public and private companies brings important experience and skill to our Board of Directors.

        Robert E. Ogle has served as a member of our Board of Directors since March 18, 2015. Mr. Ogle has been a certified public accountant for over thirty-five years with experience in the upstream and downstream oil and gas industries, retail, airline and service industries, representing debtors, creditors, investors and governmental agencies. Mr. Ogle is currently a Senior Advisor with The Claro Group. Prior to joining The Claro Group, he was a founder and Chief Financial Officer for Ute Energy LLC from 2005 to 2009. Before serving there, Mr. Ogle was the Director of Corporate Recovery Services at Huron Consulting and prior to joining Huron Consulting was a Corporate Recovery Services Partner at Arthur Andersen, where he started their corporate recovery services practice in Houston. While at Arthur Andersen, Mr. Ogle provided services to Link Energy, Continental Airlines, Delta Airlines, United Airlines, Edge Petroleum Corporation, Orion Refinery, Entergy and many others. Mr. Ogle co-founded the Houston Chapter of the Turnaround Management Association. We believe Mr. Ogle's extensive financial expertise and experience in representing public and private companies brings important experience and skill to our Board of Directors.

        John Mogford has served as a member of our Board of Directors since March 2011. Mr. Mogford joined First Reserve as Operating Partner in 2009 and was a Managing Director based in London through April 1, 2015. He now serves as a consultant to First Reserve. He provides direct operational support and guidance to First Reserve's portfolio company executives as well as strategic advice to First Reserve investment teams. Prior to joining First Reserve, Mr. Mogford spent thirty-two years at BP, mainly in upstream, most recently as the Executive Vice President for Refining. He served as one of 10 members of BP's Executive Committee. He holds a degree from Sheffield University and business qualifications from INSEAD and Stanford Universities. We believe Mr. Mogford's extensive energy industry background, particularly his expertise in exploration and production operations, brings important experience and skill to our Board of Directors.

        Nelson M. Haight has served as our Executive Vice President and Chief Financial Officer since January 2015, and previously served as Senior Vice President and Chief Financial Officer from January 2014 through January 2015, and as our Chief Accounting Officer from August 2013 through January 2014. Mr. Haight previously served as our Vice President and Controller from December 2011 to August 2013. Mr. Haight is a Certified Public Accountant and prior to joining the Company, Mr. Haight was a partner with the audit firms of GBH CPAs from November 2008 to December 2011 and Malone Bailey, PC from July 2007 to November 2008. Prior to those positions, Mr. Haight served in a variety of public accounting and finance roles and began his career in 1988 with Arthur Andersen and Co. Mr. Haight holds a bachelor's degree and a master's degree in public accounting from the University of Texas at Austin.

        Mitchell G. Elkins has served as our Executive Vice President of Operations since January 2015 after his previous role of Vice President of Drilling and Completions, which he held since 2012. Prior to joining the Company, Mr. Elkins worked as the International Drilling Manager for Transatlantic in Instanbul, Turkey from May 2011 through January 2012 and the Drilling and Completions manager for Apache in their Australian operations from July 2006 through April 2011. Prior to that, Mr. Elkins held a variety of roles for Unocal as well as Apache, and also owned a project management company supporting clients such as Apache, Chevron, Perenco, Shell and others in international operations. Mr. Elkins holds a BS in Control Engineering with a Petroleum Production Base from the University of Texas—Permian Basin.

        Mark E. Eck has served as our Executive Vice President and Chief Operating Officer since December 2014. Prior to joining Midstates, Mr. Eck most recently served with Samson Resources Company ("Samson"), an oil and gas exploration and production company, as Vice President, Business

Development from December 2012 to October 2013, as Vice President, Operations and Midstream from March 2012 to December 2012 and as General Manager, Haynesville from March 2010 to February 2012. Prior to joining Samson, Mr. Eck served as the Business Development Manager for SM Energy Company, an oil and gas exploration and production company, from March 2008 to February 2010 and their Manager of Supply Chain Management from April 2007 to February 2008. Before SM Energy, Mr. Eck was the Business Development Manager and Project Engineer for Springfield Underground from 2000 to 2007 and served in various positions with ARCO Oil & Gas Company from 1981 to 2000. Mr. Eck received his Bachelor's degree in Mechanical Engineering from Missouri-Rolla University in 1980.

 MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors held five meetings during 2014, and its independent directors met in executive session four times during 2014. During 2014, each of our directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees of the Board of Directors on which that director served.

        The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

        Audit Committee.    Information regarding the functions performed by the Audit Committee and its membership is set forth in the "Audit Committee Report" included herein and also in the "Audit Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com.

        The members of the Audit Committee are Messrs. Stover, Carr and Ogle (Chairman). Messrs. Stover, Carr and Ogle each joined the Audit Committee in March 2015, replacing Mary P. Ricciardello, Loren M. Leiker and Thomas Knudson. Dr. Peter J. Hill served on the Audit Committee in 2014 until April 2014. The Audit Committee held nine meetings during 2014.

        Compensation Committee.    Responsibilities of the Compensation Committee, which are discussed in detail in the "Compensation Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com, include among other duties, the responsibility to:

  •
  periodically review the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

  •
  approve the annual salaries, bonuses and share-based awards paid to the Company's executive officers;

  •
  periodically review and recommend to the full Board of Directors total compensation for each non-employee director for services as a member of the Board of Directors and its committees; and

  •
  exercise oversight of all matters of executive compensation policy.

        The Compensation Committee is delegated all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

        Our Chief Executive Officer annually reviews the competitive pay position and the performance of each member of senior management other than himself. Our Chief Executive Officer's conclusions and recommendations, including those for base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our Bonus Plan, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for the Named Executive Officers and other officers at or above the vice president level. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

        Our Board of Directors annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer's compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

        The Compensation Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of such consultants. During 2014, the Compensation Committee engaged the services of Longnecker & Associates ("Longnecker"). In selecting Longnecker as its independent compensation consultant, the Compensation Committee assessed the independence of Longnecker pursuant to Securities and Exchange Commission ("SEC") rules and considered, among other things, whether Longnecker provides any other services to us, the policies of Longnecker that are designed to prevent any conflict of interest between Longnecker, the Compensation Committee and us, any personal or business relationship between Longnecker and any member of the Compensation Committee or between Longnecker and one of our executive officers and whether Longnecker owns any shares of our common stock. The terms of Longnecker's engagement are set forth in an engagement agreement that provides, among other things, that Longnecker is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. Longnecker does not provide any other services to the Company, and the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

        Among the services Longnecker was asked to perform was apprising the Compensation Committee of compensation-related trends, developments in the marketplace and industry best practices; informing the Compensation Committee of compensation-related regulatory developments; providing peer group survey data to establish compensation ranges for the various elements of compensation; providing an evaluation of the competitiveness of the Company's executive and director compensation and benefits programs; assessing the relationship between executive pay and performance; and advising on the design of the Company's incentive compensation programs. Longnecker has not provided any other services to the Company during the last fiscal year.

        The Compensation Committee does not adopt all recommendations given by the compensation consultant but uses the consultant's work as a reference in exercising its own judgment with respect to its own executive compensation actions and decisions. Longnecker meets privately with the committee at its request. Our management provides information to the consultant but does not direct or oversee its activities with respect to our executive compensation program.

        The members of the Compensation Committee are Messrs. Stover (Chairman), Carr and DeMontrond. Messrs. Stover and Carr each joined the Compensation Committee in March 2015, replacing Messrs. Leiker and Tichio. Dr. Hill served as Chairman of the Compensation Committee during 2014 until April 2014. Anastasia Deulina also served as a member of the Compensation Committee until her departure from the Board of Directors in April 2014. The Compensation Committee held six meetings during 2014.

        Nominating and Governance Committee.    The Nominating and Governance Committee assists the Board of Directors in evaluating potential new members of the Board of Directors, recommending committee members and structure, and advising the Board of Directors about corporate governance practices. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Corporate Governance" section included herein and also in the "Nominating and Governance Committee Charter" that is posted on the Company's website at www.midstatespetroleum.com.

        The Nominating and Governance Committee has several methods of identifying Board candidates. First, the committee considers and evaluates whether or not the existing directors whose terms are expiring remain appropriate candidates for the Board. Second, the committee requests from time to time that its members and the other Board members identify possible candidates. Third, the committee has the authority to retain one or more search firms to aid in its search. The search firm assists the Board in identifying potential Board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

        The members of the Nominating and Governance Committee are Messrs. Knudson (Chairman), Mogford and Stover. Mr. Stover joined the Nominating and Governance Committee in March 2015, replacing Ms. Ricciardello. The Nominating and Governance Committee held six meetings during 2014.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

        This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for (i) any individual who served as our Chief Executive Officer or our Chief Financial Officer during 2014, (ii) our three other most highly compensated executive officers, or, if fewer than three executive officers are employed by us on the last day of the year, as was the case in 2014, such lesser number of executive officers, and (iii) any former executive officer who would have been one of our three most highly-compensated executive officers during 2014 but for the fact the executive was no longer providing services to us at the end of 2014. We refer to the aforementioned individuals throughout this discussion as the "Named Executive Officers" and their names, titles and positions are as follows:

Name	Title and Position
Dr. Peter J. Hill	Former Interim President and Chief Executive Officer
John A. Crum	Former Chairman, Former President and Chief Executive Officer
Nelson M. Haight	Executive Vice President and Chief Financial Officer
Thomas L. Mitchell	Former Executive Vice President and Chief Financial Officer
Dexter Burleigh	Senior Vice President—Strategic Planning and Treasury
Gregory Hebertson	Former Senior Vice President—Exploration
Curtis Newstrom	Former Senior Vice President—Business Development

        Effective January 6, 2014, Mr. Mitchell resigned from employment with the Company and Mr. Haight was promoted to the position of Senior Vice President and Chief Financial Officer. Mr. Haight was promoted to Executive Vice President and Chief Financial Officer as of January 1, 2015. Mr. Crum's employment with the Company terminated effective March 31, 2014 and Dr. Hill was appointed Interim President and Chief Executive Officer, effective March 31, 2014. On March 4, 2015, Dr. Hill notified the Board of his intent to resign from his current position as interim President and Chief Executive Officer following the filing of the Company's annual report on Form 10-K, and subsequently resigned from this position on March 18, 2015. Furthermore, Dr. Hill has resigned from the Board effective as of March 9, 2015. Dr. Hill will continue to provide transition services to us until April 30, 2015. On March 18, 2015, Frederic (Jake) F. Brace was appointed as our new Interim President and Chief Executive Officer.

        This CD&A focuses primarily on the information in the tables below and related footnotes, as well as the supplemental narratives, relating to the fiscal year ended December 31, 2014.

2014 Business Highlights

        We believe that our executive management team created significant value for our stockholders in 2014. The following are key highlights of our achievements during fiscal year 2014:

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  Increased average daily production 34% year-over-year to 32,137 barrels of oil equivalent per day ("Boepd") in 2014, up from 23,927 Boepd in 2013.

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  Achieved record Adjusted EBITDA, before acquisition and transaction costs, of $474.1 million in 2014, up 35% from $330.8 million in 2013.

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  Completed and placed on production 120 gross (98 net) wells during 2014.

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  Increased total estimated net proved oil and natural gas reserves to 153.7 MMBoe at December 31, 2014, a 20% increase over year-end 2013 total estimated net proved reserves.

Compensation Program Philosophy and Objectives

        Our future success and the ability to create long-term value for our stockholders depends on our ability to attract, retain and motivate some of the most qualified individuals in the oil and gas industry. Our compensation program is designed to reward performance that supports our long-term strategy and the achievement of our short-term goals. We believe that compensation should:

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  help to attract and retain the most qualified individuals in the oil and gas industry by being competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries;

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  align the interests of the individual with those of our stockholders and motivate long-term value creation;

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  be directly tied to the attainment of annual performance targets and reflect the Named Executive Officer's individual contribution thereto;

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  pay for performance, whereby an individual's total direct compensation is heavily influenced by company performance; and

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  reflect the unique qualifications, skills, experience and responsibilities of each individual.

Setting Executive Officer Compensation

        Our Compensation Committee makes all compensation decisions related to our Named Executive Officers. For each fiscal year, our Chief Executive Officer reviews our Named Executive Officers' current compensation and makes a recommendation to our Compensation Committee regarding overall compensation structure and individual compensation levels for each Named Executive Officer other than himself.

        As discussed in greater detail throughout this CD&A, our Compensation Committee met numerous times during 2014 to review and discuss executive compensation matters with respect to 2014. Our Compensation Committee intends to set our Named Executive Officer's base salary compensation at approximately the 50th percentile within our peer group and to provide our Named Executive Officers with an opportunity to earn compensation up to approximately the 75th percentile for total direct compensation, subject to target performance metrics being met or exceeded. Although our Compensation Committee reviews survey information as a frame of reference, ultimately the compensation decisions take into consideration, in material part, factors such as a particular Named Executive Officer's contribution to our financial performance and condition, as well as such officer's qualifications, skills, experience and responsibilities. Our Compensation Committee considers outside factors as well, such as shortages in the industry of qualified employees for such positions, recent experience in the marketplace, and the elapsed time between the surveys used and when compensation decisions are made. In light of these qualitative and other considerations, the base salary of a particular officer may be greater or less than the 50th percentile of our peers and total direct compensation may be greater or less than the 75th percentile of our peers and, if lower than these levels, our Compensation Committee recognizes that the compensation of certain of our executive officers may continue to build to these levels.

        Our Compensation Committee reviews our executive compensation program on an annual basis. During the first quarter of 2014, our Compensation Committee reviewed recommendations regarding changes to 2014 compensation for our Named Executive Officers and, following consultation with management, in February 2014, our Compensation Committee approved certain changes to our executive compensation program for 2014 that are described in the following sections of this CD&A.

        Benchmarking and Peer Group.    For 2014, our Compensation Committee met with members of our management team and representatives from Longnecker, our compensation consultant, to select a group of companies as a "peer group" for executive and director compensation analysis purposes. This peer group was then used for purposes of developing the recommendations presented to our Board of Directors for 2014 compensation packages for our executive officers and our non-employee directors that receive compensation. The oil and gas companies that comprise this peer group were selected primarily because they (i) have similar annual revenue, assets, market capitalization and enterprise value as us and (ii) potentially compete with us for executive-level talent. In light of these considerations, it was determined that certain changes to the 2013 peer group were necessary in order to establish an appropriate peer group for 2014 to reflect changes in the Company's annual revenue, assets, market capitalization and enterprise value. The 2014 peer group for compensation purposes consists of:

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  Approach Resources, Inc.

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  Bill Barrett Corp.

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  Clayton Williams Energy, Inc.

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  Endeavour International Corporation

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  EPL Oil & Gas, Inc.

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  Forest Oil Corporation

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  Goodrich Petroleum Corp.

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  Halcon Resources Corporation

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  Magnum Hunter Resources Corp.

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  PDC Energy, Inc.

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  Penn Virginia Corporation

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  Stone Energy Corp.

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  Swift Energy Co.

        Longnecker compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents. Longnecker also provided published survey compensation data from multiple sources. This compensation data was then used to compare the compensation of our Named Executive Officers to individuals with comparable duties and responsibilities at companies within our peer group and in the survey data. As noted above, our Compensation Committee generally targets base salary levels for our Named Executive Officers at roughly the 50th percentile of our peer group, and annual cash and long-term incentive awards so that our Named Executive Officers have the opportunity to realize, in future years, total direct compensation up to the 75th percentile of our peer group based on strong company performance.

        For subsequent years, our Compensation Committee will review and re-determine on an annual basis the composition of our peer group so that the peer group will continue to consist of appropriate peer companies, taking into account the factors previously mentioned.

        Role of the Compensation Consultant.    Our Compensation Committee's charter grants the Committee the sole authority to retain, at our expense, outside consultants or experts to assist it in its duties. For 2014, our Compensation Committee engaged Longnecker to advise it with respect to executive compensation matters, including development of the annual compensation peer group and an annual review and evaluation of our executive and director compensation packages generally, based on, among other things, survey data and information regarding general trends. Representatives from Longnecker periodically meet with our Compensation Committee throughout the year and advise our Compensation Committee with regard to general trends in director and executive compensation, including (i) competitive benchmarking; (ii) incentive plan design; (iii) peer group selection; and (iv) other matters relating to executive compensation. In addition, Longnecker provides our Compensation Committee and management with survey compensation data regarding our compensation peer group for each fiscal year. Longnecker did not provide any services to us or to management other than the services provided to the Compensation Committee. As discussed above under "Meetings and Committees of Directors—Compensation Committee," the Compensation Committee has concluded that we do not have any conflicts of interest with Longnecker.

Elements of Our Compensation and Why We Pay Each Element

        The compensation program for our Named Executive Officers is comprised of the following five elements:

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  base salary;

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  annual performance-based cash incentive awards;

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  long-term equity-based compensation (including restricted stock awards);

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  retention awards; and

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  other employee benefits.

        Base Salary.    Base salary is the fixed annual compensation we pay to each Named Executive Officer for performing specific job responsibilities. It represents the minimum income a Named Executive Officer may receive in any year. We pay each Named Executive Officer a base salary in order to:

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  recognize each executive officer's unique value and contributions to our success in light of salary norms in the industry and the general marketplace;

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  remain competitive for executive-level talent within our industry;

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  provide executives with sufficient, regularly-paid income; and

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  reflect position and level of responsibility.

        In setting annual base salary amounts, our Compensation Committee aims to pay base salaries that, by position, are in approximately the 50th percentile of our peer group, although the Compensation Committee also takes into consideration factors such as the particular officer's contribution to our financial performance and condition, as well as the officer's qualifications, skills, experience and responsibilities.

        At its February 2014 meeting, our Compensation Committee reviewed data provided by Longnecker with respect to our 2014 compensation peer group and approved increases to the base salaries of certain of our Named Executive Officers for fiscal year 2014. These increases were primarily implemented so that the base salaries of our Named Executive Officers would more closely align with the 50th percentile of our 2014 compensation peer group. In light of the additional responsibilities of Messrs. Burleigh and Newstrom in a variety of areas throughout our organization, their annual base salaries for 2014 remain above the 50th percentile of base salaries for other officers with similar positions at companies within our 2014 compensation peer group. In addition, the base salary increase for Mr. Haight reflects his promotion to Senior Vice President and Chief Financial Officer in January

2014. As such, the 2014 base salaries of our Named Executive Officers as compared to the base salary rates of officers with like positions at the 50th percentile of our peer group were set as follows:

	2014 Base Salary(1)	50th Percentile of 2014 Peer Group	Percentage of 50th Percentile
John A. Crum	$600,000	$680,745	88%
Nelson M. Haight	$300,000	$412,673	73%
Dexter Burleigh	$290,000	$238,735	121%
Gregory Hebertson	$315,000	$312,119	101%
Curtis Newstrom	$320,000	$276,134	116%

(1)
Base salaries for each of the Named Executive Officers listed in the table above, prior to the modification by our Compensation Committee were as follows: $600,000 for Mr. Crum; $250,000 for Mr. Haight; $280,000 for Mr. Burleigh; $300,000 for Mr. Hebertson; and $310,000 for Mr. Newstrom. The base salary increases enumerated in the table above were effective March 1, 2014, except with respect to Mr. Haight, whose base salary increase was effective in January 2014 to correspond with his promotion. No base salary modification is listed above for Mr. Mitchell because he resigned on January 6, 2014.

        Additionally, in connection with Dr. Hill's appointment as Interim President and Chief Executive Officer on March 31, 2014, the Compensation Committee reviewed data provided by Longnecker with respect to the compensation of interim chief executive officers of similarly situated companies and approved cash compensation of $100,000 per month to Dr. Hill for assuming the role. During 2014, Dr. Hill participated in the Company's annual performance-based cash incentive bonus program but did not receive any equity grants under the LTIP related to his service as Interim President and Chief Executive Officer. Dr. Hill retained his prior compensation package for his service on the Company's Board of Directors, which includes an annual cash retainer in the amount of $50,000 and an award of restricted stock equal to a number of shares having a value of approximately $125,000 on the date of grant, under the terms of the LTIP.

        Annual Performance-Based Cash Incentive Awards.    We have historically utilized, and expect to continue to utilize, performance-based annual cash incentive awards to reward achievement of specified performance goals for the Company as a whole with a time horizon of one year or less. We include an annual performance-based cash incentive award as part of our compensation program because we believe this element of compensation helps to:

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  motivate management to achieve key annual corporate objectives, and

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  align executives' interests with our stockholders' interests.

        Amounts paid under the performance-based annual cash incentive program are paid in the Compensation Committee's sole discretion. The Compensation Committee takes into account several quantitative and qualitative factors, including the achievement of pre-established goals or metrics, which we call "Key Performance Indicators," or "KPIs," when determining the amount of payment awarded to each Named Executive Officer. At the beginning of each year, our Chief Executive Officer develops a proposal for the annual performance metrics for that year. The Chief Executive Officer then presents his proposal to the Compensation Committee, which independently analyzes the proposed annual performance metrics, makes modifications as it sees fit, and then approves a final set of performance metrics for the year. The performance metrics are then presented to the Named Executive Officers and other members of senior management so that they fully understand the program and the goals for that particular year. In the event that the Company makes a material acquisition during the course of the year, the performance metrics may be adjusted by the Compensation Committee, in its discretion, to appropriately address any changes in the asset makeup of the Company post-acquisition.

        Under our annual bonus program, our performance goals serve less as a formula and more as guidelines for our Compensation Committee to utilize throughout the year to ensure that payment of compensation under the program is aligned with the achievement of our Company's goals and targets. The performance goals are only one factor utilized by our Compensation Committee, alongside a number of other subjective features, such as extenuating market circumstances, individual performance and safety performance, when determining actual amounts of awards. Our Compensation Committee retains the ability to apply discretion to awards based on extenuating market circumstances or individual performance and to modify amounts based on safety performance.

        If we achieve the target performance metric, the cash incentive awards are expected to be paid at target levels. In order to create additional incentive for exceptional company performance based on the metrics described above and the discretion of our Compensation Committee, awards can be paid up to a maximum percentage of the base salary designated for each Named Executive Officer, but it is not expected that payment at this level would occur in most years. We set threshold, target and maximum levels for the performance metrics to serve as a guideline for determining the actual bonus amounts earned by our Named Executive Officers for 2014. In setting the performance incentive metrics for 2014, our Compensation Committee considered the extent to which targets were met in prior years to ensure that the targets utilized are sufficiently challenging. In February 2014, the Compensation Committee established the target, threshold and maximum awards to our Named Executive Officers, as a percentage of base salary, as set out in the table below. Actual award amounts are dependent on performance relative to specified performance metrics and subject to the discretion of our Compensation Committee. Threshold, target and maximum award levels were not established for Dr. Hill but our Compensation Committee took into account all of the factors described below when setting the value of his 2014 annual bonus.

	Threshold Award (as a % of base salary)	Target Award (as a % of base salary)	Maximum Award (as a % of base salary)
John A. Crum	50%	100%	200%
Nelson M. Haight	37.5%	75%	150%
Dexter Burleigh	32.5%	65%	130%
Gregory Hebertson	32.5%	60%	130%
Curtis Newstrom	35%	70%	140%

        In 2014, the Compensation Committee established five KPIs, in addition to an overall adjustment for safety and environmental performance that could increase bonuses awarded under the Bonus Plan by up to 25% in the event of extraordinary performance in that area or decrease the bonuses awarded under the Bonus Plan by up to 100% in the event of severe underperformance. The specific goals set by the Compensation Committee at the beginning of 2014 and the weight given to each are listed below.

2014 Annual Performance-Based Bonus Plan

Key Performance Indicators	% of Bonus Target	Minimum Performance for Payout	Target Performance	Maximum Performance Payout
Production Volumes (Boe/d)	30%	30,000	33,000	36,000
Drilling and Completion Internal Rate of Return (%)	15%	40%	50%	60%
All Sources Finding Costs ($/Boe)	10%	$30.00	$25.00	$15.00
Lease Operating Expense ($/Boe)	15%	$8.10	$7.05	$6.00
Year End 2014 Liquidity (Available Undrawn Capacity at Year End)	30%	$50MM	$100MM	$150MM
Safety & Environmental Performance	Overall consideration of performance in these areas, which may increase or decrease total bonus amount

        Actual performance for each KPI for the fiscal year is measured and reviewed by the Compensation Committee during the first few months following the end of the fiscal year for which the annual bonus is earned. As noted above, while the Compensation Committee closely examines company and individual performance with respect to each KPI, the Compensation Committee retains the discretion to increase or decrease a Named Executive Officer's annual cash bonus despite KPI performance based on an overall qualitative assessment of the individual officer's performance.

        In February 2015, the Compensation Committee reviewed 2014 actual performance against each of the KPIs. The Company achieved (i) between the minimum and target performance for payout under the Production Volumes metric, (ii) below target performance under the Drilling and Completions Internal Rate of Return metric, (iii) above maximum performance under the All Sources Finding Costs metric, (iv) between the target and maximum performance under the Lease Operating Expense metric, and (v), at the target under Year End 2014 Liquidity metrics, which were established to focus primarily upon maintaining financial flexibility and improvement of debt metrics. The Compensation Committee did not increase or decrease the payout under the 2014 Bonus Plan for safety and environmental performance.

        Overall, the formulaic outcome based on the above KPI payouts called for a total payout under the 2014 Bonus Plan of approximately 95% of the target level. However, due to the current commodity price environment, the Compensation Committee established a total bonus pool under the 2014 Bonus Plan equal to 65% of the target awards of the participants in the plan. The Compensation Committee granted the Named Executive Officers awards in the following amounts, which are included in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" for 2014: Dr. Hill—$750,000; and Mr. Haight—$239,693. Our employment relationship with each of Messrs. Crum, Mitchell, Hebertson, Newstrom, and Burleigh terminated prior to the payment of the 2014 annual bonus. As such, Messrs. Crum, Mitchell and Newstrom did not receive payment of their 2014 annual bonus. Pursuant to the terms of their separation agreements with the Company, Messrs. Burleigh and Hebertson received annual bonus payments for 2014 in the following amounts: $188,500 for Mr. Burleigh; and $187,360 for Mr. Hebertson.

        Long-Term Equity-Based Incentives.    We believe a formal long-term equity incentive program is a valuable compensation tool and is consistent with the compensation programs of the companies in our peer group. We maintain a Long-Term Incentive Plan, or LTIP, which permits the grant of our stock, options, restricted stock, restricted stock units, phantom stock, stock appreciation rights and other awards, any of which may be designated as performance awards or be made subject to other conditions. We believe that long-term equity-based incentive compensation is an important component of our overall compensation program because it:

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  balances short and long-term objectives;

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  aligns our executives' interests with the long-term interests of our stockholders;

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  rewards long-term performance relative to industry peers;

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  makes our compensation program competitive from a total remuneration standpoint;

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  encourages executive retention; and

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  gives executives the opportunity to share in our long-term value creation.

        Our Compensation Committee has the authority under the LTIP to award incentive equity compensation to our executive officers in such amounts and on such terms as the Committee determines appropriate in its sole discretion. To date, our long-term equity-based incentive compensation program has consisted solely of restricted stock awards. In 2014, the Compensation Committee made annual awards of restricted stock to our Named Executive Officers in February, a discretionary grant of restricted stock to Mr. Haight in connection with his promotion in January (the

"Promotion Grant"), and loyalty and retention grants of restricted stock in June (described in more detail below in the subsection entitled "Loyalty and Retention Awards"). The Compensation Committee may determine in the future that different and/or additional award types are appropriate.

        We believe restricted stock awards effectively align our executive officers with the interests of our stockholders on a long-term basis and have retentive attributes. For 2014, our Compensation Committee made annual awards of restricted stock to our Named Executive Officers with an aggregate value at the time of grant equal to a specified percentage of the individual's base salary for the year.

        At its February 2014 meeting, our Compensation Committee approved annual restricted stock awards to our Named Executive Officers. The number of shares of restricted stock granted to each Named Executive Officer is as follows: (i) Mr. Haight—120,000 restricted shares, (ii) Mr. Burleigh—87,000 restricted shares (iii) Mr. Hebertson—96,000, and (iv) Mr. Newstrom—129,000 restricted shares. These awards were granted to our Named Executive Officers on February 21, 2014 and will vest as to one-third of the total award granted on each of the first three anniversaries of the date of grant, provided the award recipient remains continuously employed through the applicable vesting dates. The vesting of these awards will accelerate in full if the award recipient's employment is terminated due to either death or disability, and the awards are subject to the accelerated vesting provisions contained in any existing employment agreement. These accelerated vesting provisions are described in greater detail below in the section entitled "Potential Payments upon Termination or Change in Control." The awards to the Named Executive Officers were intended to represent a number of shares with an aggregate value at the time of grant approximately equal to the following percentages of base salary: (i) Mr. Haight—200%, (ii) Mr. Burleigh—150% (iii) Mr. Hebertson—200%, and (iii) Mr. Newstrom—200%. While a Named Executive Officer holds unvested restricted shares, he is entitled to all the rights of ownership with respect to the shares, including the right to vote the shares and to receive dividends thereon, which dividends must be paid within 30 days of the date dividends are distributed to our stockholders generally.

        Dr. Hill also received a grant of 25,000 restricted shares in February of 2014, but this award was made to him for services performed by him in his capacity as a director, prior to his assumption of the role of Interim President and Chief Executive Officer on March 31, 2014. This award vested in full on the first anniversary of the date of grant.

        In addition to the annual grants described above, our Compensation Committee made a Promotion Grant of 48,000 shares of restricted stock to Mr. Haight in January of 2014 in connection with his promotion. His award will vest over three years, and is subject to the same accelerated vesting provisions described above for the annual restricted stock grants.

        Messrs. Crum and Mitchell were not awarded any shares under the LTIP during 2014. In connection with Mr. Crum's separation from the Company in April 2014, the Compensation Committee accelerated the vesting of 150,000 of Mr. Crum's restricted shares that remained unvested pursuant to the terms of the applicable award agreement and the terms of the LTIP. All the unvested restricted stock held by each of Messrs. Mitchell, Hebertson, and Newstrom was forfeited at the time of their separation from the Company. In connection with Mr. Burleigh's termination of employment on January 1, 2015 and pursuant to the terms of his separation agreement, the vesting of 173,608 restricted shares, representing all of the unvested restricted shares held by Mr. Burleigh on the date of his termination, was accelerated.

        Loyalty and Retention Awards.    On June 6, 2014, the Compensation Committee approved the award of cash and equity retention awards to Messrs. Haight, Burleigh, and Hebertson. The cash retention awards granted were in the amounts of $90,000, $87,000, and $94,500 for Messrs. Haight, Burleigh, and Hebertson respectively, and are designed to pay out in three equal installments on each of July 1, 2014, January 2, 2015 and July 1, 2015, provided that the executive remains continuously employed (and not provide notice of intent to terminate employment) through each such date. The executives may be eligible to receive payment of the cash loyalty and retention awards in connection with a termination of employment by us without cause or by the executive for good reason.

        The equity retention awards granted on June 6, 2014 included 48,216, 46,608, and 50,625 shares of time-vested restricted stock for Messrs. Haight, Burleigh, and Hebertson, respectively, and will vest as to one-third of the award on each of the first three anniversaries of the date of grant, subject to the same conditions of vesting and acceleration described in the sub-section above entitled "Long-Term Equity-Based Incentives."

        Mr. Hebertson's separation agreement provided that he would be paid the two-thirds of his cash loyalty and retention award not yet paid as of his date of termination, in connection with his separation from service, which occurred in December of 2014. Mr. Burleigh received payment of the second tranche of the cash loyalty and retention award in January of 2015 and his separation agreement provided that he would be paid the final one-third of his cash loyalty and retention award not yet paid as of his date of termination, in connection with his separation from service, which occurred in January of 2015.

        Other Employee Benefits.    All of our full-time employees, including our Named Executive Officers, receive the same health and welfare benefits. The benefits include a 401(k) retirement program with a company match of up to 8% of base salary, health insurance, dental insurance, life and accidental death and dismemberment insurance, as well as long term disability insurance. We do not currently offer any other retirement or pension program as we feel that the compensation package offered to our Named Executive Officers provides compensation and incentives sufficient to attract and retain excellent talent without the addition of this benefit.

Employment Agreements

  Named Executive Officer Employment Agreements

        Effective as of the completion of our initial public offering in April 2012, we entered into new employment agreements with certain of our executive officers, including all of our Named Executive Officers other than Dr. Hill (the "Employment Agreements"). Mr. Haight's employment agreement was amended at the time of his promotion to Senior Vice President and Chief Financial Officer. Other than the provisions of the agreements that survive termination, the employment agreements for Messrs. Crum, Mitchell, Burleigh, Hebertson, and Newstrom are no longer in effect. The material terms of the Employment Agreements are outlined below.

        The initial term of the Employment Agreements is two years with automatic extensions for additional one-year periods unless either party provides at least sixty days advance written notice of the intent to terminate the Employment Agreement. Each executive is entitled to four weeks of vacation each year during the term of the Employment Agreement. The Employment Agreement contains a confidentiality obligation on the part of the executive of indefinite duration and non-competition and non-solicitation obligations on the part of the executive for a period of one-year following his termination of employment with us for any reason other than death or disability.

        Upon a termination of the executive's employment by us for Cause, by the executive without Good Reason, or due to death or disability during the term of the Employment Agreement, the executive is entitled to: (i) the portion of the executive's base salary accrued through the termination to the extent not previously paid, any expense reimbursement accrued and unpaid, any employee benefits pursuant to the terms of the applicable employee benefit plan, and any accrued but unused vacation (the "Accrued Obligations"), and (ii) any accrued or vested amount arising from the executive's participation in, or benefits under, any incentive plans (the "Accrued Incentives"), which amounts are payable in accordance with the terms and conditions of such incentive plans.

        Upon a termination of the executive's employment by us without Cause or by the executive for Good Reason during the term of the Employment Agreement, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) a lump-sum cash payment equal to the average annual bonus paid to the executive for the three immediately preceding completed fiscal years, and (iv) continued payment of the executive's base salary for a period of 18 months for Mr. Haight and 12 months for Messrs. Burleigh, Hebertson and Newstrom.

        Upon a termination of the executive's employment by us without Cause or by the executive for Good Reason during the term of the Employment Agreement and within twelve months of a change in control of us, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) accelerated vesting for all equity or equity based awards granted under the new long-term incentive plan that are not intended to be "qualified performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"), and (iv) a lump-sum cash payment equal to the product of (x) the highest annual bonus paid to the executive for the three immediately preceding completed fiscal years plus the highest base salary paid to the executive during the three years immediately preceding the change in control, multiplied by (y) 2.0.

        For purposes of the Employment Agreement, "Cause", in all material respects, means: (i) nonperformance by the executive of his obligations and duties, (ii) commission by the executive of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us or other conduct harmful or potentially harmful to our best interest, (iii) a material breach by the executive of the non-competition, non-solicitation, or confidentiality obligations under the Employment Agreement, (iv) the executive's conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to us, (v) the refusal or failure of the executive to carry out, or comply with, in any material respect, any lawful directive of our Board of Directors, (vi) the executive's unlawful use (including being under the influence) or possession of illegal drugs, or (vii) the executive's willful violation of any federal, state, or local law or regulation applicable to us or our business which adversely affects us.

        For purposes of the Employment Agreement, "Good Reason" means any of the following, but only if occurring without the executive's consent: (i) a material diminution in the executive's base salary, (ii) a material diminution in the executive's authority, duties, or responsibilities, (iii) the relocation of the executive's principal office to an area more than 50 miles from its location immediately prior to such relocation, or (iv) our failure to comply with any material provision of the Employment Agreement.

        Severance payments made under the Employment Agreement are contingent upon the executive's execution of a valid release of claims. Further, severance payments may be stopped and any payments already made must be repaid in the event the executive violates the confidentiality, non-competition or non-solicitation provisions of the Employment Agreement.

        Section 280G of the Code prevents a corporate payor from deducting certain large payments contingent upon a change in control ("parachute payments") from the corporation's gross income for federal tax purposes. In addition, Section 4999 of the Code imposes an excise tax on the recipient of an excess parachute payment equal to 20% of the amount of the excess parachute payment. In the event that Section 280G of the Code applies to any compensation payable to the executives, the Employment Agreement provides that we will either (x) reduce the payment(s) to an amount that is one dollar less than the amount that would trigger the application of Section 280G of the Code, or (y) make the full payment owed to the executive, whichever of (x) or (y) results in the best net after tax position for the executive. The Employment Agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including the excise taxes that may be due under Section 4999 of the Code.

  Employment Agreement with Mr. Brace

        In connection with the appointment of Mr. Brace as interim President and Chief Executive Officer, we entered into an employment agreement with Mr. Brace outlining the terms of his employment (the "Brace Employment Agreement"). The material terms of the Brace Employment Agreement are outlined below. Except as noted otherwise below, capitalized terms used but not defined shall have the same meanings as described above with respect to the Employment Agreements.

        Pursuant to the Brace Employment Agreement, Mr. Brace will serve as our interim President and Chief Executive Officer for an initial term commencing on March 9, 2015 and ending on September 9, 2016, with automatic six-month term extensions following the expiration of the initial term or any subsequent six-month extension term, provided that neither party provides a notice of non-renewal at least 60 days prior to September 9, 2016 or the end of the applicable extension term. Under the Brace Employment Agreement, Mr. Brace will receive a monthly base salary of $100,000, which may be increased, but not decreased, at any time at the discretion of the Board of Directors. Mr. Brace is also eligible to receive an annual cash bonus and to participate in all other bonus, incentive, retirement and similar plans applicable generally to other similarly situated employees of us. Mr. Brace's target annual cash bonus is equal to 100 percent of his annual base salary, with the maximum annual cash bonus equal to 200 percent of his annual base salary and the minimum annual cash bonus equal to 50 percent of his annual base salary. Under the terms of the Brace Employment Agreement, Mr. Brace and/or his family, as the case may be, is also eligible to participate in other welfare benefit plans, in accordance with the terms and conditions of applicable policies as may be in effect and/or amended from time to time. Additionally, under the Brace Employment Agreement, Mr. Brace is eligible to receive other fringe benefits and limited perquisites appertaining to his position.

        Upon a termination of Mr. Brace's employment by us with Cause (as defined below), by Mr. Brace without Good Reason (as defined below), or due to death or disability during the term of the Brace Employment Agreement, Mr. Brace (or, in the case of death, Mr. Brace's legal representative) will be eligible to receive the Accrued Obligations and the Accrued Incentives.

        Upon a termination of Mr. Brace's employment by us without Cause or by Mr. Brace for Good Reason, in either case, during the term of the Brace Employment Agreement, Mr. Brace would receive the following: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) a lump-sum cash payment equal to the greater of (x) the average of the annual cash bonuses paid to Mr. Brace for the period employed with us or (y) the target annual cash bonus (i.e., 100 percent of Mr. Brace's annual base salary), and (iv) the continued payment of Mr. Brace's base salary for the remainder of the term of the Brace Employment Agreement.

        For purposes of the Brace Employment Agreement, "Cause", in all material respects, means: (i) nonperformance by Mr. Brace of his obligations and duties that is not cured after written notice from the Board of Directors, (ii) commission by Mr. Brace of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against us or other conduct harmful or potentially harmful to our best interest, (iii) a material breach by Mr. Brace of the non-competition, non-solicitation, or confidentiality obligations under the Brace Employment Agreement that is not cured after written notice from the Board of Directors, (iv) Mr. Brace's conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving fraud, dishonesty, or moral turpitude or causing material harm, financial or otherwise, to us, (v) the refusal or failure of Mr. Brace to carry out, or comply with, in any material respect, any lawful directive of our Board of Directors that is not cured after written notice from the Board of Directors, (vi) Mr. Brace's unlawful use (including being under the influence) or possession of illegal drugs, or (vii) Mr. Brace's willful violation of any federal, state, or local law or regulation applicable to us or our business which adversely affects us that is not cured after written notice from the Board of Directors.

        For purposes of the Brace Employment Agreement, "Good Reason" means any of the following, but only if occurring without Mr. Brace's consent: (i) a material diminution in Mr. Brace's base salary or target annual cash bonus opportunity, (ii) a material diminution in Mr. Brace's authority, duties, or responsibilities, (iii) the relocation of Mr. Brace's principal office to an area more than 50 miles from its location immediately prior to such relocation, or (iv) our failure to comply with any material provision of the Brace Employment Agreement.

        Severance payments made under the Brace Employment Agreement are contingent upon Mr. Brace's execution of a valid release of claims. Further, severance payments may be stopped and any payments already made must be repaid in the event Mr. Brace violates the confidentiality, non-competition or non-solicitation provisions of the Brace Employment Agreement.

        In the event that Section 280G of the Code applies to any compensation payable to Mr. Brace, the Brace Employment Agreement provides that we will either (x) reduce the payment(s) to an amount that is one dollar less than the amount that would trigger the application of Section 280G of the Code, or (y) make the full payment owed to Mr. Brace, whichever of (x) or (y) results in the best net after tax position for Mr. Brace. The Brace Employment Agreement does not provide any obligation for us to pay a "gross-up" or make Mr. Brace whole for any excise or regular income taxes, including the excise taxes that may be due under Section 4999 of the Code.

Severance Arrangements

  John A. Crum

        On March 20, 2014, we announced that Mr. Crum would resign from his position as President, Chief Executive Officer and Chairman of the Board, effective as of March 31, 2014. In connection with Mr. Crum's resignation, we entered into a separation agreement with Mr. Crum (the "Crum Separation Agreement").

        Pursuant to the Crum Separation Agreement, Mr. Crum was entitled to receive the following payments and benefits following his separation: (i) salary continuation payments for a period of 24 months following separation, in an aggregate amount of $1,200,000, the right to which arose from Mr. Crum's employment agreement; (ii) a lump sum cash payment of $320,000, or the average of the annual bonuses paid to Mr. Crum for the years in which he was employed by us, the right to which also arose from Mr. Crum's employment agreement; (iii) a lump sum cash payment of $540,000, or the amount to be paid to Mr. Crum under our annual cash bonus program for 2013; (iv) accelerated vesting of Mr. Crum's outstanding unvested restricted stock awards, or 150,000 shares of restricted stock and (v) the Accrued Obligations as defined in Mr. Crum's employment agreement.

        Under the Crum Separation Agreement, Mr. Crum has agreed to continue to abide by the confidentiality, non-competition and non-solicitation covenants in the employment agreement that we entered into with Mr. Crum to the extent applicable following his separation. As a condition to receipt of the consideration described in the preceding paragraph, Mr. Crum has agreed to execute a waiver and release of claims in favor of us.

  Thomas L. Mitchell

        Effective January 6, 2014, Mr. Mitchell resigned from employment with the Company and Mr. Haight was promoted to the position of Senior Vice President and Chief Financial Officer. We did not enter into a separation agreement with Mr. Mitchell in connection with his termination of employment.

  Curtis Newstrom

        Effective July 3, 2014 Mr. Newstrom resigned from employment with the Company. We did not enter into a separation agreement with Mr. Newstrom in connection with his termination of employment.

  Greg Hebertson

        On December 16, 2014 Gregory F. Hebertson entered into a separation agreement with us (the "Hebertson Separation Agreement"). Pursuant to the Hebertson Separation Agreement, Mr. Hebertson was entitled to receive the following payments and benefits following his separation: (i) salary continuation payments for a period of 12 months following separation, in an aggregate amount of $315,000, (ii) a lump sum cash payment of $116,000, which represents the average of the annual bonuses paid to Mr. Hebertson for the preceding three fiscal years, (iii) a lump sum cash payment of $187,360, which represents the accrued amount arising from Mr. Hebertson's participation in our annual bonus program, (iv) a lump sum payment in the amount of $63,000, which represents the unvested amount arising from Mr. Hebertson's loyalty and retention award, and (v) reimbursement for any COBRA expenses incurred in the first three months following Mr. Heberston's termination of employment.

        Under the Hebertson Separation Agreement, Mr. Hebertson has agreed to continue to abide by the confidentiality, non-competition and non-solicitation covenants in the employment agreement that we entered into with Mr. Hebertson to the extent applicable following his separation. As a condition to receipt of the consideration described in the preceding paragraph, Mr. Hebertson has agreed to execute a waiver and release of claims in favor of us.

  Dexter Burleigh

        On December 19, 2014, Dexter Burleigh, who was serving as our Senior Vice President—Strategic Planning and Treasury, notified us of his intent to retire from his current position, effective January 1, 2015. In connection with Mr. Burleigh's retirement, Mr. Burleigh entered into an agreement (the "Burleigh Separation Agreement") with us pursuant to which Mr. Burleigh resigned as an officer, effective January 1, 2015. Following his execution of a waiver and release, Mr. Burleigh received (i) his target bonus for 2014 in the amount of $188,500, (ii) a lump sum severance payment of $456,761, representing 12 months of his annual base salary plus his average annual bonus for the prior three years, (iii) a lump sum payment of $29,000, which represents the unvested amount arising from Mr. Burleigh's loyalty and retention award, and (iv) reimbursement for any COBRA expenses incurred in the first three months following Mr. Burleigh's retirement. With respect to Mr. Burleigh's outstanding awards under the LTIP, the Burleigh Separation Agreement provides that so long as a release of claims is timely executed and not revoked, all 173,608 unvested shares of restricted common stock held by him at his retirement will vest as of the date of the Burleigh Separation Agreement. The Burleigh Separation Agreement contains non-competition, non-solicitation and non-disparagement provisions, provisions regarding reimbursement for continued health insurance coverage and a waiver and release. The non-competition and non-solicitation restrictions continue for one year following Mr. Burleigh's date of departure.

  Peter J. Hill

        On March 4, 2015, Dr. Peter J. Hill notified the Board of his intent to resign from his current position as interim President and Chief Executive Officer immediately following the filing of the Company's annual report on Form 10-K, which occurred on March 16, 2014. Furthermore, Dr. Hill has resigned from the Board effective as of March 9, 2015. Dr. Hill will continue to provide transition services to us until April 30, 2015. To date, we have not entered into a separation agreement with Dr. Hill in connection with his resignation or impending separation from service.

Accounting and Tax Considerations

        Under Section 162(m) of the Internal Revenue Code a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to "covered employees" (within the meaning of Section 162(m) of the Internal Revenue Code) of such corporation exceeding $1,000,000 in any taxable year, unless the compensation meets certain requirements for qualified "performance-based compensation." Newly public companies generally are not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code until the first stockholder meeting that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs, or at the time of a material amendment to the plan, whichever occurs first. We became subject to the limitations and requirements of Section 162(m) as of the 2014 Annual Meeting.

        Our policy is to have compensation programs that recognize and reward performance that increases stockholder value and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in our best interest and in the best interest of our stockholders to provide compensation to selected executives even if it is not fully deductible.

        Section 280G of the Code prevents a corporate payor of certain types of payments made to executives in connection with a change of control from deducting portions of such payments from the corporation's gross income for federal income tax purposes, to the extent they exceed certain monetary thresholds (the excess over those thresholds is referred to as the "excess parachute payment"). In addition, Section 4999 of the Code imposes an excise tax on the recipient of these payments equal to 20% of the amount of the excess parachute payment. Some companies provide "gross-ups" to their executives to cover any excise tax that may become due under Section 4999 of the Code. The Employment Agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including any excise taxes that may be due under Section 4999 of the Code.

        All equity awards to our employees, including our Named Executive Officers, and to our directors will be granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, at fair market value on the grant date in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC"), Topic 718, "Compensation—Stock Compensation."

Compensation Practices as They Relate to Risk Management

        We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Our annual performance-based cash incentive program is based upon several different performance metrics that are both quantitative and qualitative, thus emphasizing well rounded company performance and growth rather than encouraging our executives to focus on achieving a single performance goal and the exclusion of others. Further, because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual performance-based cash incentive program, our Compensation Committee is able to assess the actual behavior of our executives as it relates to risk taking in awarding bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program's goal of aligning the interests of executives and stockholders over the long-term, thereby reducing the incentives to take unnecessary short-term risk.

 COMPENSATION COMMITTEE REPORT

        The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates such information.

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors
Bruce Stover, Chairman George A. DeMontrond, Member Alan J. Carr, Member

Executive Compensation

Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers during the fiscal years ended December 31, 2012, 2013, and 2014.

Name and Principal Position	Year	Salary ($)(1)	Bonus(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter J. Hill	2014	963,625	—	115,000		750,000	—	1,828,625
Former Interim President and
Chief Executive Officer(7)
John A. Crum	2014	219,228	—	753,000	(4)	—	787,539	1,759,767
Former President and Chief	2013	600,000	—	1,698,750		540,000	20,400	2,859,150
Executive Officer(7)	2012	600,000	—	—		—	21,000	621,000
Nelson M. Haight	2014	299,615	30,000	1,168,699		239,693	17,500	1,755,507
Executive Vice President	2013	220,667	—	324,830		158,000	17,500	720,997
and Chief Financial Officer
Thomas L. Mitchell	2014	6,923	—	—		—	415	7,338
Former Executive Vice President	2013	450,000	—	1,275,950		—	15,300	1,741,250
and Chief Financial Officer(7)	2012	450,000	—	2,699,996		175,000	—	3,324,996
Dexter Burleigh	2014	288,333	29,000	996,456	(4)	—	17,500	1,331,289
Senior Vice President—Strategic	2013	268,333	—	407,880		158,000	17,500	851,713
Planning and Treasury(7)
Gregory Hebertson	2014	299,305	31,500	755,475		—	405,610	1,491,890
Former Senior Vice President—
Business Development(7)
Curtis Newstrom	2014	162,026	—	593,400		—	17,500	772,926
Former Senior Vice President—	2013	302,500	—	562,700		209,000	17,500	1,091,700
Business Development(7)

(1)
This column reflects the base salary earned by each Named Executive Officer during the 2014 fiscal year. Effective on January 6, 2014, the Committee increased the annual base salary for Mr. Haight from $250,000 to $300,000. In March of 2014 the Committee increased the annual base salary of (i) Mr. Burleigh from $280,000 to $290,000; (ii) Mr. Hebertson from $300,000 to $315,000, and Mr. Newstrom from $310,000 to $320,000. The value reflected for Dr. Hill includes payments in the amount of $900,000 for his service as our Interim President and Chief Executive Officer and $63,625 for his service as a member of our board of directors, including his annual retainer and meeting fees. The value reflected for Mr. Crum reflects $150,000 paid in base salary and $69,228 paid for accrued but unused vacation in connection with his termination of employment. The value reflected for Mr. Hebertson reflects $287,462 paid in base salary and $11,843 paid for accrued but unused vacation in connection with his termination of employment.

(2)
These amounts represent the payment of the first installment of the cash loyalty and retention awards, which pay out in three equal installments on each of July 1, 2014, January 2, 2015 and July 1, 2015.

(3)
The amounts reflected in the table above for restricted stock are reported based upon the grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718, excluding the effect of estimated forfeitures. See Note 11 to our consolidated financial statements on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards. The restricted stock granted to Dr. Hill was granted as compensation for his services as a member of our board of directors. All the unvested restricted stock held by each of Messrs. Mitchell, Hebertson, and Newstrom was forfeited at the time of their separation from the Company, including the awards reported in the this column for Messrs. Hebertson and Newstrom.

(4)
The value reported in the "Stock Awards" column for Mr. Crum in 2014 reflects the incremental fair value of the 150,000 unvested shares of restricted stock the terms of which were modified by the Crum Separation Agreement, computed as of March 26, 2014, the date the Crum Separation Agreement was executed, and calculated in accordance with FASB ASC Topic 718. The value reported for Mr. Burleigh represents both (i) the grant date fair value of the award of 133,608 shares of restricted stock granted to him in 2014 and (ii) the incremental fair value of 173,608 unvested shares of restricted stock (including all awards granted during 2014) the terms of which were modified by the Burleigh Separation Agreement, computed as of December 19, 2014, the date of the Burleigh Separation Agreement, in each case calculated in accordance with FASB ASC Topic 718. The incremental fair value attributable to the modification of these awards is calculated by subtracting the fair value of the modified award on the date of modification from the fair value of the award if it had not been modified, on the same date. Absent the Crum Separation Agreement and the Burleigh Separation Agreement, Messrs. Crum and Burleigh would have forfeited 100% of the unvested portion of their 2013 and, in the case of Mr. Burleigh, also 2014 restricted stock awards on their termination of employment. As such, the fair value of the unmodified award on the date of modification was $0, resulting in the fair value of the modification reported above reflecting the full value of the portions of those awards that were amended to allow vesting upon termination of employment.

(5)
The amounts reported in this column reflect the amount paid to each executive in March of 2015 with respect to performance in 2014 under our annual cash bonus program. Our employment relationship with each of Messrs. Crum, Mitchell, Hebertson, Newstrom, and Burleigh terminated prior to the payment of the 2014 annual bonus. As such, Messrs. Crum, Mitchell and Newstrom did not receive payment of their 2014 annual bonus. Pursuant to the terms of their separation agreements with the Company, Messrs. Burleigh and Hebertson received annual bonus payments for 2014, which are reported in the "All Other Compensation" column.

(6)
The amounts presented for Messrs. Mitchell, Haight, Burleigh, and Newstrom represent a company match of 401(k) contributions made in 2014. The amounts presented in this column for Mr. Crum represent for 2014: (A) cash payments in the aggregate amount of $770,000, which includes salary continuation payments in the amount of $450,000 and Mr. Crum's average annual bonus in the amount of $320,000 and (B) a company match of 401(k) contributions made in 2014 in an amount of $17,539. The amounts presented in this column for Mr. Hebertson represent for 2014: (i) cash severance payments earned in 2014 in the aggregate amount of $392,610, which includes salary continuation payments in the amount of $26,250, Mr. Hebertson's average annual bonus in the amount of $116,000, Mr. Hebertson's 2014 accrued annual bonus in the amount of $187,360, and Mr. Hebertson's loyalty and retention award in the amount of $63,000, and (ii) a company match of 401(k) contributions made in 2014 in an amount of $13,000.

(7)
Mr. Crum's employment as our President, Chief Executive Officer and Chairman of the Board of Directors of the Company terminated effective March 31, 2014. Mr. Mitchell's employment as our Executive Vice President, Chief Financial Officer terminated effective January 6, 2014. Mr. Newstrom's employment as our Senior Vice President, Business Development terminated on July 3, 2014. Mr. Hebertson's employment as our Senior Vice President, Exploration terminated as of December 1, 2014. Mr. Burleigh's employment as our Senior Vice President, Strategic Planning and Treasury terminated on January 1, 2015. Dr. Hill resigned from his position as our Interim President and Chief Executive Officer in March of 2015 but will continue to provide transition services to us through April 30, 2015.

Grants of Plan-Based Awards for 2014

        The table sets forth the threshold, target, and maximum awards for each of our Named Executive Officers under our annual cash bonus program as well as the number of shares of restricted stock awarded during 2014 to the Company's Named Executive Officers under the LTIP.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2)(#)
								Grant Date Fair Value of Stock Awards(3)($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Peter J. Hill				540,000
	2/21/2014					25,000		115,000
John A. Crum			300,000	600,000	1,200,000
						150,000	(5)	753,000	(5)
Nelson M. Haight			112,500	225,000	450,000
	1/1/2014					48,000		317,760
	2/21/2014					120,000		552,000
	6/6/2014					48,216		298,939
Thomas L. Mitchell	—		—	—	—	—		—
Dexter Burleigh			94,250	188,500	377,000
	2/21/2014					87,000		400,200
	6/6/2014					46,608		288,970
						173,608	(5)	307,286	(5)
Gregory Hebertson			102,375	204,750	409,500
	2/21/2014					96,000		441,600
	6/6/2014					50,625		313,875
Curtis Newstrom			112,000	224,000	448,000
	2/21/2014	(4)				129,000		593,400

(1)
These columns reflect the threshold, target, and maximum levels established for each Named Executive Officer, except Dr. Hill, under our annual cash bonus program, calculated based on each Named Executive Officer's base salary in effect as of December 31, 2014 and utilizing the final threshold, target and maximum levels established by the Compensation Committee in 2014. No target bonus amount was established for 2014 by our Compensation Committee for Dr. Hill. As such, the amount included as his target amount above is a representative amount based on the 2013 annual bonus received by Mr. Crum, our predecessor Chief Executive Officer. Our employment relationship with each of Messrs. Crum, Mitchell, Hebertson, Newstrom, and Burleigh terminated prior to the payment of the 2014 annual bonus. As such, Messrs. Crum, Mitchell and Newstrom did not receive payment of their 2014 annual bonus. Pursuant to the terms of their separation agreements with the Company, Messrs. Burleigh and Hebertson received annual bonus payments for 2014 in the following amounts: $188,500 for Mr. Burleigh; and $187,360 for Mr. Hebertson. For more information about our annual cash bonus program or the Named Executive Officer's targets levels under that program, please see the "Compensation Discussion and Analysis—Elements of our Compensation and Why we Pay Each Element—Annual Performance-Based Cash Incentive Awards" section of this Proxy Statement.

(2)
The amounts in this column represent the restricted stock granted to the Named Executive Officers on the respectively noted dates. These shares of restricted stock vest in three equal annual installments beginning one year from the date of grant, except for the award granted to Dr. Hill, which vests in full on the one-year anniversary of the date of grant. The restricted stock award granted to Dr. Hill was granted to him as compensation for his membership on our board of directors and not as compensation for his role as our Interim President and Chief Executive Officer. All the unvested restricted stock held by each of Messrs. Mitchell, Hebertson, and Newstrom was forfeited at the time of their separation from the Company, including the awards reported in the this column for Messrs. Hebertson and Newstrom.

(3)
The amounts reflected in the table above for restricted stock are reported based upon the grant date fair value computed in accordance FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 11 to our consolidated financial statements on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards.

(4)
These restricted shares were forfeited on July 3, 2014, the date Mr. Newstom departed the Company, as was Mr. Newstrom's annual bonus award.

(5)
For Mr. Crum, this amount reflects the incremental fair value of the 150,000 unvested shares of restricted stock, the terms of which were modified by the Crum Separation Agreement, computed as of March 26, 2014, the date the Crum Separation Agreement was executed, and calculated in accordance with FASB ASC Topic 718. The value reported for Mr. Burleigh represents the incremental fair value of 173,608 unvested shares of restricted stock, the terms of which were modified by the Burleigh Separation Agreement, computed as of December 19, 2014, the date of the Burleigh Separation Agreement, in accordance with FASB ASC Topic 718. The incremental fair value attributable to the modification of these awards is calculated by subtracting the fair value of the modified award on the date of modification from the fair value of the award if it had not been modified, on the same date. Absent the Crum Separation Agreement and the Burleigh Separation Agreement, Messrs. Crum and Burleigh would have forfeited 100% of the unvested portion of their 2013 and, in the case of Mr. Burleigh, also 2014 restricted stock awards on their termination of employment. As such, the fair value of the unmodified award on the date of modification was $0, resulting in the fair value of the modification reported above reflecting the full value of the portions of those awards that were amended to allow vesting upon termination of employment.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Peter J. Hill					25,000	(2)	37,750
John A. Crum
Nelson M. Haight					10,257	(3)	15,488
					16,667	(4)	25,167
					16,000	(6)	24,160
					48,000	(7)	72,480
					120,000	(8)	181,200
					48,216	(9)	72,806
Thomas L. Mitchell(11)
Dexter Burleigh	66.67	—	n/a	n/a
					24,000	(4)	36,240
					16,000	(5)	24,160
					87,000	(8)	131,370
					46,608	(9)	70,378
Gregory Hebertson(11)
Curtis Newstrom(11)

(1)
The number of incentive unit awards reflected in this column does not correlate to the Company's common shares because the incentive units are interests in one of our affiliates. Incentive units represent actual equity interests in us or one of our affiliates that have no value for tax purposes on the date of grant and are designed to gain value only after we or one of our affiliates has realized a certain level of growth and return to those individuals who hold certain other classes of our equity. We believe these interests are most similar economically to stock appreciation rights. The definition of "option" in the regulations governing this disclosure includes stock options, stock appreciation rights, and "similar instruments." Because we believe that incentive units are most similar to stock appreciation rights we think they are properly classified as "options" under the definition in the regulations governing this disclosure. As such, the incentive units granted to our Named Executive Officers are disclosed in the table above under the columns required by the regulations governing this disclosure for options (as defined in those regulations). The economics of incentive units are borne entirely by our investor, First Reserve Management, L.P. ("First Reserve"); however, due to the accounting treatment of the incentive units, we will record a non-cash compensation charge in the period any payment is made with respect to the incentive units. No options to purchase our stock, in the traditional sense of the term, have been granted to our Named Executive Officers.

(2)
Amounts reported in this column represent time-vested restricted stock awards granted on February 21, 2014. The awards vest in full on the one-year anniversary of the date of grant.

(3)
Amounts reported in this column represent time-vested restricted stock awards granted on April 25, 2012. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(4)
Amounts reported in this column represent time-vested restricted stock awards granted on February 21, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(5)
Amounts reported in this column represent time-vested restricted stock awards granted on May 16, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(6)
Amounts reported in this column represent time-vested restricted stock awards granted on August 23, 2013. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(7)
Amounts reported in this column represent time-vested restricted stock awards granted on January 1, 2014. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(8)
Amounts reported in this column represent time-vested restricted stock awards granted on February 21, 2014. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(9)
Amounts reported in this column represent time-vested restricted stock awards granted on June 6, 2014. The awards vest in one-third increments over a three-year period on the anniversary of the date of grant.

(10)
For purposes of calculating the amounts in this column, the closing price of our shares on the NYSE on December 31, 2014 of $1.51 was used.

(11)
All the unvested restricted stock held by each of Messrs. Mitchell, Hebertson, and Newstrom was forfeited at the time of their separation from the Company.

Option Exercises and Stock Vested

        The table below sets forth, for each Named Executive Officer, information about lapses of restrictions on restricted stock awards during the year ended December 31, 2014. Our Named Executive Officers have not been granted any stock option awards.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)($)
Peter J. Hill	16,000	81,760
John A. Crum	225,000	1,149,000
Nelson M. Haight	26,589	149,253
Thomas L. Mitchell	—	—
Dexter Burleigh	20,000	102,560
Gregory Hebertson	30,000	177,600
Curtis Newstrom	37,589	195,853

(1)
The value realized with respect to vesting of restricted stock awards is based on the closing price per share of the Company's Common Stock on the date of vesting of the awards.

Potential Payments Upon Termination and Change in Control

Terminations of Employment During 2014

        Mr. Mitchell's employment with us terminated effective January 6, 2014 and Curtis Newstrom's employment with us terminated effective July 3, 2014. We did not enter into a separation agreement with either of Messrs. Mitchell or Newstrom and they did not receive any payments or benefits in connection with their termination of employment in excess of the Accrued Obligations.

        Mr. Crum's employment with us terminated effective March 31, 2014 and Mr. Hebertson's employment with us terminated effective December 1, 2014. We entered into separation agreements with each of Messrs. Crum and Hebertson, described in more detail above in the section entitled "Severance Arrangements." The table below reflects the full value of all amounts paid to each of Messrs. Crum and Hebertson in connection with their termination of employment.

Named Executive Officer	Salary Continuation ($)	Average Annual Bonus ($)	2013 Annual Bonus ($)	2014 Annual Bonus ($)	Loyalty and Retention Award ($)	Accrued Vacation ($)	Restricted Stock ($)(1)	COBRA Premium Reimbursement ($)	Total ($)
John A. Crum	1,200,000	320,000	540,000	0	0	69,228	804,000	0	2,933,228
Gregory Hebertson	315,000	116,000	n/a	187,360	63,000	11,843	0	5,812	699,015

(1)
The value reported above for the acceleration of unvested restricted stock is calculated based on closing market price of our common shares on the date of the executive's termination of employment.

Terminations of Employment During 2015

        Dexter Burleigh retired on January 1, 2015 and Dr. Peter J. Hill resigned as our Interim President and Chief Executive Officer in March of 2015 but will continue providing transition services to us until April 30, 2015. We entered into a separation agreement with Mr. Burleigh described in more detail above in the section entitled "Severance Arrangements." The table below reflects the full value of all amounts paid to Mr. Burleigh in connection with his termination of employment. We did not enter into a separation agreement with Dr. Hill and he will not receive any payments or benefits in connection with his separation from service in excess of the Accrued Obligations.

Named Executive Officer	Salary Continuation ($)	Average Annual Bonus ($)	2014 Annual Bonus ($)	Loyalty and Retention Award ($)	Accrued Vacation ($)	Restricted Stock ($)(1)	COBRA Premium Reimbursement ($)	Total ($)
Dexter Burleigh	290,000	166,761	188,500	29,000	33,460	262,148	6,964	928,223

(1)
The value reported above for the acceleration of unvested restricted stock is calculated based on closing market price of our common shares on December 31, 2014, the last trading day preceding the date of the executive's termination of employment.

Estimated Payments Due Pursuant to Existing Agreements

        As discussed in "Compensation Discussion and Analysis—Employment Agreements," the Company maintains employment agreements with each of its Named Executive Officers, other than Dr. Hill, that provide for potential severance payments upon a termination of the executive's employment under various circumstances.

        Upon a termination by us for Cause, by the executive without Good Reason, or due to the death or disability of the executive during the term of the employment agreement, each of the Named Executive Officers is entitled to (i) the Accrued Obligations and (ii) the Accrued Incentives, payable in accordance with the terms and conditions of such incentive plans.

        Upon a termination of a Named Executive Officer's employment by us without Cause or by the executive for Good Reason during the term of the employment agreement, each of Named Executive Officers is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) a lump-sum cash payment equal to the average annual bonus paid to the executive for the three immediately preceding completed fiscal years, and (iv) continued payment of the executive's base salary for a period of 18 months for Mr. Haight and 12 months for Mr. Burleigh. The following table displays the value of the severance payments described in the preceding sentence for each of our Named Executive Officers, assuming that an eligible termination of employment occurred on December 31, 2014.

Named Executive Officer	Lump-Sum Payment based on Average Annual Bonus ($)	Continued Base Salary ($)	Total ($)
Nelson M. Haight	111,500	450,000	561,500
Dexter Burleigh*	166,761	290,000	456,761

*
Indicates a Named Executive Officer whose employment with us has terminated since the end of the 2014 fiscal year.

        Upon a termination of a Named Executive Officer's employment by us without Cause or by the executive for Good Reason during the term of the employment agreement and within twelve months of a change in control of us, the executive is entitled to: (i) the Accrued Obligations, (ii) the Accrued Incentives, (iii) accelerated vesting for all equity or equity based awards granted under the LTIP that are not intended to be "qualified performance based compensation" within the meaning of Section 162(m) of the Code, and (iv) a lump-sum cash payment equal to the product of (x) the highest annual bonus paid to the Named Executive Officer for the three immediately preceding completed fiscal years plus the highest base salary paid to the Named Executive Officer during the three years immediately preceding the change in control, multiplied by (y) 2 for Messrs. Haight and Burleigh. The following table displays the value of the severance payments described in the preceding sentence for each of our Named Executive Officers, assuming that an eligible termination of employment occurred on December 31, 2014.

Named Executive Officer	Accelerated Vesting of Awards ($)(1)	Lump-Sum Payment based on Highest Bonus and Salary ($)	Total ($)
Nelson M. Haight	391,301	916,000	1,307,301
Dexter Burleigh*	262,148	1,114,570	1,376,718

*
Indicates a Named Executive Officer whose employment with us has terminated since the end of the 2014 fiscal year.

(1)
The value reported above for the acceleration of unvested restricted stock is calculated based on closing market price of our common shares on December 31, 2014.

        Severance payments made under the employment agreements are contingent upon the Named Executive Officer's execution of a valid release of claims. Further, severance payments may be stopped and any payments already made must be repaid in the event the Named Executive Officer violates the confidentiality, non-competition and non-solicitation provisions of their employment agreement. Our Board of Directors felt that this provision was particularly important in order to dissuade the executive from violating the confidentiality, non-competition, and non-solicitation provisions of their employment agreement and to make such provisions easier to enforce in the event of breach, thus better protecting our business interests and confidential information.

        In the event that Section 280G of the Code applies to any compensation payable to the Named Executive Officers, the employment agreements provide that we will either (x) reduce the payment(s) to an amount that is one dollar less than the amount that would trigger the application of Section 280G of the Code, or (y) make the full payment owed to the Named Executive Officer, whichever of (x) or (y) results in the best net after tax position for the Named Executive Officer. The employment agreements do not provide any obligation for us to pay a "gross-up" or make the executive whole for any excise or regular income taxes, including excise taxes that may be due under Section 4999 of the Code.

Rule 10b5-1 Sales Plans

        Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information pursuant to the Company's insider trading plan.

Director Compensation

        We believe that attracting and retaining qualified non-employee directors is critical to our future value growth and governance, and that providing a total compensation package between the 50th percentile and 75th percentile of our peer group is necessary to accomplish that objective. For 2014, our Board of Directors believed that the compensation package for our non-employee directors should require a significant portion of the total compensation package to be equity-based to align the interests of our directors with our stockholders.

        Our Compensation Committee reviews the compensation of our non-employee directors on an annual basis. For 2014, our compensation program for our non-employee directors was as follows:

  •
  an annual cash retainer fee of $50,000 and an additional cash retainer fee of $30,000 for the lead director;

  •
  $1,500 in cash for each in-person Board of Directors' meeting attended and $750 in cash for each telephonic Board of Directors' meeting attended;

  •
  $1,000 in cash for each in-person committee meeting attended and $500 in cash for each telephonic committee meeting attended;

  •
  committee chairpersons receive the following annual cash retainers: (a) Audit Committee chair—$15,000, (b) Compensation Committee chair—$10,000, and (c) Nominating & Governance Committee chair—$10,000;

  •
  committee members receive the following annual cash retainers: (a) Audit Committee member—$7,500, (b) Compensation Committee member—$5,000, (c) Nominating & Governance Committee member—$5,000; and

  •
  an annual equity award for each non-employee director equal to a number of shares of restricted stock having a value of approximately $125,000 on the date of grant. For fiscal 2013, the restricted stock awards were granted on February 21, 2014. The restricted stock vests on the one-year anniversary of the date of grant and is conditioned on the director's continued service on the Board.

        Additional quarterly and/or per meeting payments may also be made to the extent any directors are asked to serve on a special committee. Directors other than Dr. Hill who are also our employees do not receive any additional compensation for their service on our Board of Directors. In 2014, the only directors who were also our employees were Dr. Hill and Messrs. Crum and Mitchell. The compensation paid to Dr. Hill for his service on the Board during 2014 is reflected in the Summary Compensation Table, above. Directors who are employees of First Reserve or Riverstone Holdings or their affiliates do not receive any additional compensation from us for their service on our Board of Directors and have entered into other compensation arrangements with First Reserve or Riverstone, respectively, for the services they provide to us on behalf of those entities. In 2014, Ms. Deulina and Messrs. Mogford, DeMontrond, and Tichio were each employed with either First Reserve or Riverstone and, as such, received no compensation from us for their service on our Board of Directors.

        Each director is reimbursed for travel and miscellaneous expenses (i) to attend meetings and activities of our Board of Directors or its committees; and (ii) related to such director's participation in our general education and orientation program for directors.

        Our director compensation program for 2015 was revised to eliminate equity awards to our directors. In 2015, non-employee directors will receive a $150,000 annual cash retainer; $1,500 in cash for each in-person meeting of the Board of Directors attended and $750 in cash for each telephonic meeting of the Board of Directors attended; a fee of $15,000 for the chairman of the Audit Committee and $10,000 for all other committees; and a cash retainer of $7,500 for Audit Committee members and $5,000 for all other committees.

        The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Anastasia Deulina	—	—	—
George DeMontrond	—	—	—
Thomas C. Knudson	$137,875	$115,000	$252,875
Loren M. Leiker	$110,000	$115,000	$225,000
Stephen J. McDaniel	$56,750	$115,000	$171,750
John Mogford	—	—	—
Mary Ricciardello	$113,000	$115,000	$228,000
Robert M. Tichio	—	—	—

(1)
Includes annual cash retainer fee, board and committee meeting fees, and committee chair and member fees for each non-employee director during fiscal year 2014 as more fully explained in the preceding paragraphs.

(2)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of restricted stock awards granted under our LTIP on February 21, 2014, computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements on Form 10-K for the year ended December 31, 2014 for additional detail regarding assumptions underlying the value of these equity awards. As of December 31, 2014, Ms. Ricciardello and Messrs. Leiker and McDaniel each held 28,205 outstanding shares of unvested restricted stock and Mr. Knudson held 25,000 outstanding shares of unvested restricted stock.

 PROPOSAL TWO

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

Introduction

        Section 14A of the Securities Exchange Act requires public companies to conduct a separate stockholder advisory vote to approve the compensation of Named Executive Officers, commonly known as a "Say-on-Pay" proposal. Accordingly, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation paid to our Named Executive Officers, as described in the "Executive Compensation and Other Information" section of this Proxy Statement, beginning on page 27. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Executive Compensation and Other Information—Compensation Discussion & Analysis" (the "CD&A") section of this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy is to pay our Named Executive Officers based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to properly incentivize future performance by rewarding the achievement of established goals, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage our Named Executive Officers' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our Named Executive Officers be compensated competitively as compared to other companies in the same and closely related industries while ensuring that our compensation programs are consistent with our strategy, sound corporate governance principles, and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination of employment or change of control) are reasonable and not excessive. As you consider this Proposal TWO, we urge you to read the CD&A for additional details on the compensation of our Named Executive Officers, including information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Executive Compensation and Other Information" section of this Proxy Statement. Among the program features incorporated by the Compensation Committee to align the compensation program for our Named Executive Officers with our executive compensation philosophy are the following:

  •
  equity-based awards generally incorporate a three-year vesting period to emphasize long-term performance and executive retention;

  •
  our annual performance-based cash awards (i) incorporate numerous financial and/or strategic performance metrics to eliminate the possibility of an executive focusing on one short-term performance goal at the exclusion of others and to ensure that our Named Executive Officers are motivated to achieve excellence in a wide range of performance metrics and (ii) impose maximum payout levels to eliminate the possibility of excessive payments;

  •
  the grant of equity-based awards and the adoption of stock ownership guidelines align the interests of our Named Executive Officers with those of our stockholders and focus our executives on long-term stockholder value creation; and

  •
  cash payments under the Named Executive Officers' employment agreements require a double trigger (i.e., a termination of employment in connection with a change in control) rather than a single trigger (a change in control alone) to initiate payment.

        As an advisory vote, Proposal TWO is not binding on our Board of Directors or the Compensation Committee and will not require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following resolution:

        "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Vote Required

        Approval of Proposal TWO requires the affirmative vote of the holders of a majority of the shares of capital stock of the Company, voting together as a single class, present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal TWO will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are not treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation of our Board of Directors

        The Board of Directors unanimously recommends that stockholders vote FOR the approval of the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

 PROPOSAL THREE

APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED
SHARES OF COMMON STOCK

        We are asking that stockholders approve an amendment to our amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors:

  •
  a reverse split of our Common Stock, whereby each outstanding five, six, seven, eight, nine or ten shares would be combined, converted and changed into one share of Common Stock; and

  •
  a reduction in the number of authorized shares of our Common Stock from 300,000,000 to 175,000,000, 150,000,000, 125,000,000, 125,000,000, 100,000,000 or 100,000,000, respectively.

        The form of proposed amendment to our amended and restated certificate of incorporation was approved by our Board of Directors, subject to stockholder approval, on April 14, 2015 and is set forth in Appendix A to this proxy statement. Our Board of Directors believes that stockholder approval of these six alternative reverse stock split ratios and reductions in the number of authorized shares of our Common Stock provides our Board of Directors with maximum flexibility to act in our best interest and in the best interest of our stockholders.

        The reductions in authorized Common Stock described above are not proportional to the corresponding reverse stock split ratios and represent an effective increase in authorized Common Stock after giving effect to the reverse stock split. We do not have any current plans, proposals or understandings that would require the use of any additional shares of our Common Stock which would be authorized, but not issued or reserved for issuance, following any reverse stock split.

        Upon stockholder approval of the proposed amendment, our Board of Directors will have the authority to effect a reverse stock split and the corresponding reduction in authorized Common Stock in its sole discretion until our 2016 annual meeting of stockholders and without further stockholder action. The actual reverse stock split ratio and corresponding reduction in the number of authorized shares of our Common Stock will be selected among the above alternatives by our Board of Directors. Even if approved by our stockholders, our Board of Directors reserves the right to not effect any reverse stock split and corresponding reduction in authorized Common Stock if it does not deem it to be in our best interest or in the best interest of our stockholders. Our Board of Directors' decision as to whether, when and pursuant to which of the above alternatives to effect a reverse stock split and corresponding reduction in authorized Common Stock will be based on a number of factors, including prevailing market conditions, the existing market price of our Common Stock, the likely effect of a reverse stock split on the market price of our Common Stock, the listing standards of New York Stock Exchange ("NYSE") and the number of shares of our Common Stock which would be authorized but not issued or reserved for issuance.

        If our Board of Directors elects to effect a reverse stock split and the corresponding reduction in authorized Common Stock following stockholder approval, the number of issued and reserved shares of our Common Stock would be reduced in accordance with the reverse stock split ratio selected by our Board of Directors from among the above alternatives. Except for any adjustments for fractional shares as described below, our stockholders will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholders held immediately prior to the reverse stock split. Any reverse stock split will not change the relative voting power of our stockholders and will affect all of our stockholders uniformly.

        The alternative reverse stock splits are not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our company, nor does it represent a plan by our management to recommend a series of similar actions to our Board of Directors or our stockholders.

        Our Board of Directors believes that, should the appropriate circumstances arise, effecting a reverse stock split will provide benefits to us and our stockholders in a number of ways by increasing the per share market price of our Common Stock, including:

        Meeting Continued NYSE Listing Requirements.    Our Common Stock trades on the NYSE, which has qualitative and quantitative listing criteria, including a requirement that our Common Stock maintain an average closing price of at least $1.00 per share over a consecutive 30-trading day period. On April 1, 2015, we received notification from the NYSE that our Common Stock failed to satisfy an average closing price of at least $1.00 per share for a period of 30 consecutive trading days. We believe that a higher per share market price resulting from a reverse stock split will bring us back into compliance with the NYSE listing requirements.

        Improving the Perception of Our Common Stock as an Investment Security.    We have been advised that lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity. Per share market price is frequently used as a proxy for "quality" and lower-priced stocks are often considered to be of lower investing quality and less desirable relative to stocks with higher share prices. We believe that a higher per share market price will increase the perceived quality and appeal of our Common Stock for investment purposes.

        Appealing to a Broader Range of Investors.    Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios. Many brokerage firms also have policies discouraging individual brokers from recommending lower-priced stocks to their customers or restricting or limiting the ability to purchase such stocks on margin. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such lower-priced stocks. Each of these market dynamics has the effect of reducing the number of potential purchasers of our Common Stock, and we believe that a higher per share market price will increase the number of such potential purchasers.

Reasons for Reduction in Authorized Common Stock

        As a matter of Delaware law, effecting a reverse stock split does not require a change in the number of authorized shares of our Common Stock. However, our Board of Directors believes that effecting the reductions in authorized Common Stock described above in connection with any reverse stock split will provide benefits to us and our stockholders in a number of ways, including:

        Providing Greater Flexibility in Effecting Future Financings and Acquisitions.    The reductions in authorized Common Stock described above are not proportional to the corresponding reverse stock split ratios and represent an effective increase in authorized Common Stock after giving effect to the reverse stock split. These non-proportional reductions are designed to provide us with greater flexibility in effecting possible future financings and acquisitions without the delay and expense associated with obtaining the approval or consent of our stockholders at the same time the shares are needed. We expect that our future planned operations may require the use of our Common Stock from time to time either as consideration for acquisitions or as part of a financing, either through the use of our Common Stock or securities convertible into our Common Stock. Such shares may be issued in conjunction with both public offerings and private placements of shares of our Common Stock, which issuance, depending on the circumstances, may or may not require future stockholder approval under the rules of the NYSE. Such shares could also be used for our stock-based compensation plans, subject to appropriate stockholder approval.

        Maintaining Alignment with Market Expectations.    The reductions in authorized Common Stock described above are also designed to maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance.

Effects of a Reverse Stock Split and Reduction in Authorized Common Stock

        Upon stockholder approval of the proposed amendment and the election by our Board of Directors to effect a reverse stock split and the corresponding reduction in authorized Common Stock, our issued and outstanding shares of Common Stock would decrease in accordance with the applicable reverse stock split ratio and the market value per share of our Common Stock would be expected to increase. The reverse stock split would be effected simultaneously for all of our Common Stock, and the reverse stock split ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interests in our company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. A reverse stock split would not affect the relative voting or other rights that accompany the shares of our Common Stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Shares of Common Stock issued pursuant to a reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.

        In addition to the decrease in the number of shares of our Common Stock issued and outstanding and the expected increase in the market value per share of our Common Stock, a reverse stock split and the corresponding reduction in authorized Common Stock would have the following additional effects:

        Effective Increase in the Number of Authorized Shares of Common Stock.    The reductions in authorized Common Stock described above are not proportional to the reverse stock split ratios and represent effective increases in authorized Common Stock of between 192% to233% after giving effect to the reverse stock split. As of April 16, 2015, of the 300,000,000 shares of our Common Stock authorized by our amended and restated certificate of incorporation, 71,672,519 shares were outstanding and an aggregate of 37,384,425 shares were reserved for issuance.

        We do not have any current plans, proposals or understandings that would require the use of any additional shares of our Common Stock which would be authorized, but not issued or reserved for issuance, following any reverse stock split. However, our Board of Directors may from time to time deem it to be in our best interest and in the best interest of our stockholders to enter into transactions or other arrangements that may include the issuance of shares of our Common Stock. If our Board of Directors authorizes the issuances of additional shares of Common Stock subsequent to a reverse stock split and corresponding reduction in authorized Common Stock described above, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the reverse stock split and corresponding reduction in authorized Common Stock not been effected.

        Adjustment to Number of Shares of Common Stock Issuable upon Preferred Stock.    A reverse stock split would reduce the number of shares of Common Stock issuable upon conversion of our Preferred Stock in proportion to the applicable reverse stock split ratio. As of April 16, 2015, there were 37,384,425 shares of Common Stock reserved for issuance upon conversion of the Preferred Stock.

        Adjustment to Number of Shares of Common Stock Issuable under Equity Incentive Plans.    Pursuant to the Certificate of Designations of the Preferred Stock, a reverse stock split would reduce the number of shares of Common Stock issuable under our LTIP in proportion to the applicable reverse stock split ratio. As of April 16, 2015, there were 1,810,711 shares of Common Stock authorized but unissued under the LTIP.

        Under the terms of our restricted stock agreements and the LTIP, a reverse stock split would effect a reduction in the number of shares of Common Stock issuable upon the vesting of such restricted stock units in proportion to the applicable reverse stock split ratio. A reverse stock split will also effect a proportionate increase in the exercise price applicable to such outstanding stock options.

        Effect on Par Value.    The proposed amendment to our amended and restated certificate of incorporation will not affect the par value of our Common Stock, which will remain at $0.01, or the par value of our Preferred Stock, which will also remain at $0.01.

        Reduction in Stated Capital.    As a result of the contemplated reverse stock split, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our Common Stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

        The following table contains information relating to our Common Stock under each of the five alternative reverse stock split ratios and reductions in the number of authorized shares of our Common Stock, as of April 16, 2015:

	Pre-Reverse Stock Split	5:1	6:1	7:1	8:1	9:1	10:1
Authorized	300,000,000	175,000,000	150,000,000	125,000,000	125,000,000	100,000,000	100,000,000
Issued	72,462,077	14,492,415	12,077,012	10,351,725	9,057,759	8,051,341	7,246,207
Reserved for issuance upon conversion of Preferred Stock	37,384,425	7,476,885	6,330,737	5,340,632	4,673,053	4,153,825	3,738,442
Authorized, but unissued and unreserved	190,153,498	153,030,700	131,692,250	109,307,643	111,269,188	87,794,833	89,015,350

Risks Associated with a Reverse Stock Split and Reduction in Authorized Common Stock

        Even if a reverse stock split and the corresponding reduction in authorized Common Stock is effected, some or all of the expected benefits of a reverse stock split described above may not be realized or maintained.

        The market price of our Common Stock will continue to be based, in part, on our performance, prevailing market conditions and other factors unrelated to the number of shares of Common Stock outstanding. The effect of a reverse stock split on the market price for our Common Stock cannot be accurately predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the market price of our Common Stock after a reverse stock split will rise in exact proportion to the reduction in the number of shares of Common Stock outstanding as a result of the reverse stock split. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the proposed reverse stock split will be maintained for any period of time. Moreover, because some investors may view a reverse stock split negatively, we cannot assure you that approval of the reverse stock split will not adversely impact the market price per share of our Common Stock or, alternatively, that the market price per share following the reverse stock split will either exceed or remain in excess of the current market price per share.

        In addition, a reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our Common Stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

        Any future issuance of additional authorized shares of our Common Stock could dilute future earnings per share, book value per share and voting power of existing stockholders. Depending upon the circumstances under which such shares are issued, such issuance may reduce stockholders equity per share and may reduce the percentage ownership of Common Stock of existing stockholders.

        Any future issuance of additional authorized shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our Common Stock. Our Board of Directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover. A future issuance of additional shares of Common Stock could render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of stockholders, and it may be more difficult for our stockholders to obtain an acquisition premium for their shares or to remove incumbent management. However, our Board of Directors has no present intention to use any additional authorized shares of Common Stock as a measure aimed at discouraging takeover efforts.

Effectiveness of Amendment

        Upon stockholder approval of the proposed amendment and the election by our Board of Directors to effect a reverse stock split and the corresponding reduction in authorized Common Stock, such reverse stock split and the corresponding reduction in authorized Common Stock would become effective as of the filing of a certificate of amendment to our amended and restated certificate of incorporation, in substantially the form attached as Appendix A to this proxy statement, with the Secretary of State of the State of Delaware. Upon filing of the certificate of amendment, and without any further action by us or our stockholders, the issued shares of Common Stock held by stockholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio selected from among the above six alternatives by our Board of Directors and set forth in the certificate of amendment.

        Beginning on the effective date of the reverse stock split, each stock certificate representing pre-split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-split shares of our Common Stock. Stockholders will be notified that the reverse stock split had been effected as soon as practicable after the effective date of the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split and Reduction in Authorized Common Stock

        Even if approved by our stockholders, our Board of Directors reserves the right to not effect any reverse stock split and corresponding reduction in authorized Common Stock if it does not deem it to be in our best interest or in the best interest of our stockholders. By voting in favor of the amendment, you are expressly also authorizing our Board of Directors to delay, not to proceed with, and abandon a reverse stock split and corresponding reduction in authorized Common Stock if it should so decide, in its sole discretion, that such action is in the best interest of our company and our stockholders.

        If our Board of Directors fails to effect a reverse stock split and corresponding reduction in authorized Common Stock prior to our 2016 annual meeting of stockholders, then further stockholder approval would be required prior to effecting any reverse stock split or corresponding reduction in authorized Common Stock.

Effect on Beneficial Holders

        Common Stock held by stockholders in "street name," through a bank, broker or other nominee, will be treated in the same manner as Common Stock held by stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered Holders

        Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares of our Common Stock held following the reverse stock split.

Effect on Holders of Stock Certificates

        American Stock Transfer & Trust Company, LLC will act as our exchange agent for purposes of implementing the exchange of stock certificates. Stockholders holding shares of Common Stock in certificated form will be asked to surrender to the exchange agent the stock certificates representing such shares in exchange for stock certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders at such time. No new certificates will be issued to a stockholder until the stockholder has surrendered such outstanding stock certificates, together with the properly completed and executed letter of transmittal, to our exchange agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO OUR EXCHANGE AGENT PROMPTLY FOLLOWING RECEIPT OF A TRANSMITTAL FORM IN ORDER TO AVOID THE APPLICABILITY OF ESCHEAT LAWS TO SUCH SHARES.

Fractional Shares

        No fractional shares of Common Stock will be issued as a result of a reverse stock split. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of a reverse stock split, we will make cash payments equal to such fraction multiplied by the closing sales price of our Common Stock as reported on the NYSE on the last trading day immediately preceding the effective date of the reverse stock split. As of April 16, 2015, there were 22 holders of record of our Common Stock. We do not expect that such number will be reduced as a result of any such cash payments made in connection with the reverse stock split.

No Appraisal Rights

        As a matter of Delaware law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendment to effect a reverse stock split and corresponding reduction in authorized Common Stock, and we will not independently provide our stockholders with any such rights.

Interests of Directors and Executive Officers

        Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our Common Stock.

Accounting Consequences

        The par value of our Common Stock will remain unchanged at $0.01 per share following a reverse stock split. The capital account of our company will also remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of a reverse stock split and corresponding reduction in authorized Common Stock.

Material Federal Income Tax Consequences

        The following discussion is a summary of certain United States federal income tax consequences of a reverse stock split to our company and to stockholders that hold shares of our Common Stock as capital assets for United States federal income tax purposes. This discussion is based upon current United States tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the United States federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

        This summary does not address all aspects of United States federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for United States federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for United States federal income tax purposes, persons whose functional currency is not the United States dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for United States federal income tax purposes holds shares of our Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of our Common Stock, you should consult your tax advisor regarding the tax consequences of a reverse stock split.

        We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

        Tax Consequences to our Company.    We believe that a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

        Tax Consequences to Stockholders.    Stockholders should not recognize any gain or loss for United States federal income tax purposes as a result of a reverse stock split, except to the extent of any cash received in lieu of a fractional share of our Common Stock (which fractional share will be treated as received and then exchanged for cash). Each stockholder's aggregate tax basis in shares of Common Stock received in a reverse stock split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder's aggregate tax basis in the shares of Common Stock exchanged in the reverse stock split. In addition, each stockholder's holding period for the shares of Common Stock it receives in a reverse stock split should include the stockholder's holding period for the shares of Common Stock exchanged in the reverse stock split.

        In general, a stockholder who receives cash in lieu of a fractional share of Common Stock pursuant to a reverse stock split should be treated for United States federal income tax purposes as having received a fractional share pursuant to the reverse stock split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's tax basis allocable to the fractional share. Any capital gain or loss will generally be treated as long term capital gain or loss if the stockholder's holding period in the fractional share is greater than one year as of the effective date of the reverse stock split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of Common Stock (generally more than 1%) or who exercise some control over the affairs of our company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Vote Required

        Approval of Proposal THREE requires the affirmative vote of the holders of a majority in voting power of all of the capital stock of the Company, voting together as a single class, entitled to vote on the matter. Votes cast FOR or AGAINST and ABSTENTIONS with respect to this Proposal THREE will be counted as shares entitled to vote on the Proposal. Broker non-votes and abstentions will count as votes AGAINST the Proposal.

Recommendation of our Board of Directors

        The Board of Directors recommends that stockholders vote "FOR" the approval of an amendment to our amended and restated certificate of incorporation to effect, at the discretion of our Board of Directors, a reverse split of our Common Stock and a reduction in the number of authorized shares of our Common Stock.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014, no member of the Compensation Committee served as an executive officer of the Company. During 2014, there were no Compensation Committee interlocks with other companies.

 AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

        The Board of Directors has determined that all current Audit Committee members are (i) independent, as defined in Section 10A of the Exchange Act, (ii) independent under the standards set forth by the NYSE and (iii) financially literate. In addition, Mr. Ogle qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act. The Audit Committee is a separately designated standing committee of the Board established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter initially approved by the Board on April 19, 2012, which is reviewed annually.

        Management is responsible for our system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our auditors.

        The Audit Committee has reviewed and discussed with our management and the independent accountants the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles applied, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 16, Communications with Audit Committees.

        Our independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

Audit Committee of the Board of Directors
Robert Ogle Bruce Stover Alan J. Carr Thomas C. Knudson

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  role and functions of the Board of Directors and its Chairman;

  •
  qualifications and independence of directors;

  •
  size of the Board of Directors and director selection process;

  •
  committee functions and independence of committee members;

  •
  meetings of non-employee directors;

  •
  self-evaluation;

  •
  ethics and conflicts of interest (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.midstatespetroleum.com);

  •
  compensation of the Board of Directors;

  •
  succession planning;

  •
  access to senior management and to independent advisors;

  •
  new director orientation; and

  •
  continuing education.

        The "Corporate Governance Guidelines" are posted on the Company's website at www.midstatespetroleum.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company's Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

        Mr. Knudson has served as Interim Chairman of the Board of Directors since March 2014. From February 2013 to March 2014, Mr. Crum served as Chairman of the Board of Directors, in addition to his position as our President and Chief Executive Officer. Dr. Peter J. Hill served as our Interim President and Chief Executive Officer from March 2014 to March 18, 2015, and through March 9, 2015 also served as a director. Frederic F. Brace was appointed as a director on March 9, 2015 and as Interim President and Chief Executive Officer on March 18, 2015.

        The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board's leadership structure on an annual basis.

        The Board previously determined that the optimal Board leadership structure for us was served by the role of Chairman of the Board being held by our former President and Chief Executive Officer, Mr. Crum. The Board determined that this leadership structure was optimal for us because it believed that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership. The Board is currently searching for a new President and Chief Executive Officer and, depending on the results of that search and the ultimate candidate, may choose to have such individual also serve as Chairman of the Board. In the interim, the Mr. Knudson is acting as Interim Chairman of the Board and Frederic F. Brace is acting as Interim President and Chief Executive Officer and as a director.

        Our non-management directors have also determined that it is optimal for the Board to have a "lead director," whose responsibilities include, among others, (i) presiding over executive sessions of the independent directors; (ii) establishing the agenda for each meeting of the independent directors; and (iii) serving as the Board of Directors' contact for employee and stockholder communications with the Board of Directors. In addition, all directors are encouraged to suggest the inclusion of agenda proposals or revisions to meeting materials, and any director is free to raise at any Board meeting proposals that are not on the agenda for that meeting. All of these principles are set forth in the Company's Corporate Governance Guidelines. Currently, Mr. Knudson, who is currently serving as our Interim Chairman of the Board, also serves as our lead director.

        Additionally, the Board of Directors regularly meets in executive session without the presence of the President and Chief Executive Officer or other members of management. The lead director presides at these meetings and provides the Board of Directors' guidance and feedback to the President and Chief Executive Officer and the Company's management team. Further, the Board of Directors has complete access to the Company's management team.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director (including Mr. Knudson, the Board's Interim Chairman and lead director), any committee of the Board, or our non-management directors as a group, by writing to them c/o Corporate Secretary, Midstates Petroleum Company, Inc., 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma, 74103. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

        The Company's standards for determining director independence require the assessment of directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

        The Board of Directors has assessed the independence of each non-employee director under the Company's guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that Messrs. DeMontrond, Knudson, Mogford, Stover, Ogle and Carr are independent.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that (i) Messrs Stover, Ogle and Carr are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Stover, DeMontrond and Carr are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board of Directors evaluated each of the members of the Audit Committee for financial literacy and the attributes of a financial expert in February 2014. The Board of Directors determined that each of the Audit Committee members is financially literate and that Mr. Ogle is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

        Except as discussed below, the Board of Directors as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example, the Board of Directors:

  •
  oversees management of the Company's commodity price risk through regular review with executive management of the Company's derivatives strategy, and the oversight of the Company's policy that limits the Company's authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

  •
  has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

  •
  reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects. The Board of Directors does not consider its role in oversight of the Company's risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

        The Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. All of our directors attended our 2014 Annual Meeting and we anticipate that all of our directors will attend the 2015 Annual Meeting.

Hedging Policy

        Because the Company believes that it is improper and inappropriate for its directors or executive officers to engage in short-term or speculative transactions involving the Company's securities, the Company's insider trading policy prohibits any of its directors or executive officers from engaging in hedging transactions or other transactions involving any derivative securities of the Company.

Stock Ownership Requirements

        The Board of Directors believes that it is in the best interest of the Company and its stockholders to align the financial interests of the officers of the Company and non-employee members of the Board that receive an annual cash retainer with those of the Company's stockholders. In this regard, the Board has adopted minimum stock ownership guidelines.

        The guidelines require that the individuals covered by the policy must hold an interest in the Company's shares equal to the following:

  •
  the Chief Executive Officer—five times annual base salary;

  •
  officers that report directly to the Chief Executive Officer—three times annual base salary;

  •
  other officers—one time annual base salary; and

  •
  covered directors—four times their annual cash retainer.

        The forms of equity ownership that can be used to satisfy the ownership requirement include: (i) shares owned directly or indirectly (e.g., by a spouse or a trust), (ii) time vested restricted stock, (iii) restricted stock units or (iv) phantom stock. Unexercised options and unearned performance shares are not counted toward meeting the guidelines.

        Officers are required to satisfy their ownership requirements within the earlier of three years from (i) first appointment as an officer or (ii) the adoption of the guidelines and covered directors are required to satisfy their ownership requirements within the earlier of three years from (i) first joining the Board or (ii) the adoption of the guidelines.

        Compliance with this policy by each officer is reviewed by the Nominating and Governance Committee on an annual basis, and the Nominating and Governance Committee may exercise its discretion in response to any violation of this policy to limit the eligibility for or reduce the size of any future awards to the officer. The Nominating and Governance Committee has never found a violation of this policy, so the Nominating and Governance Committee has not exercised its discretion in this regard. The stock ownership requirements will not apply to Frederic F. Brace while he is serving as Interim President and Chief Executive Officer.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 16, 2015 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each Named Executive Officer of the Company, (iii) each director and director nominee of the Company and (iv) all directors and executive officers as a group. Unless otherwise noted, the mailing address of each person or entity named below is 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103.

        As of April 16, 2015, 71,672,519 shares of our Common Stock were outstanding.

Name of Person or Identity of Group	Number of Shares	Percentage of Class(1)
5% Shareholders:
FR Midstates Interholding, LP(1)	27,147,651	37.9%
Aristeia Capital, L.L.C.(2)	7,742,158	10.8%
Point72 Asset Management, L.P.(3)	5,000,000	7.0%
Directors, Director Nominees and Named Executive Officers:(4)
Frederic F. Brace	—	—
Thomas C. Knudson	42,000	*
George A. DeMontrond(5)	—	—
Alan J. Carr	—	—
Bruce Stover	—	—
Robert E. Ogle	—	—
John Mogford	—	—
Dr. Peter J. Hill	41,000	*
John A. Crum	1,325,465	1.8%
Nelson M. Haight	741,384	1.0%
Thomas L. Mitchell	430,375	*
Dexter Burleigh	493,198	*
Gregory Hebertson	21,795	*
Curtis Newstrom	540,877	*
All directors and executive officers as a group (10 persons)(4)	1,511,506	2.1%

*
Less than 1%.

(1)
FR Midstates Interholding, L.P.'s general partner is FR XII Alternative GP, L.L.C. FR XII Alternative GP, L.L.C.'s managing member is First Reserve GP XII, L.P. The general partner of First Reserve GP XII, L.P. is First Reserve GP XII Limited. William E. Macaulay is a director of First Reserve GP XII Limited and has the right to appoint the majority of the board of directors of First Reserve GP XII Limited.

(2)
Based on information obtained from Schedule 13G filed by Aristeia Capital, L.L.C. ("Aristeia") with the SEC on February 17, 2015. According to this report, Aristeia's business address is 136 Madison Avenue, 3rd Floor, New York, NY 10016. Aristeia has sole voting power and sole dispositive power with respect to all of these shares.

(3)
Based on a Schedule 13G/A filed with the SEC on January 9, 2015 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Rubric Capital Management, LLC and Steven A. Cohen, each of Rubric Capital Management, LLC and Mr. Cohen may be deemed to beneficially own 5,000,000 shares of Common Stock. Each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Rubric Capital Management, LLC and Mr. Cohen disclaims beneficial ownership of any of the securities covered by the statement. The address of each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Rubric Capital Management, LLC and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902.

(4)
Number of shares beneficially owned is based upon the last Section 16 report filed with respect to a reporting person or information otherwise known to the company.

(5)
Mr. DeMontrond is a vice president of First Reserve Management Limited, an affiliate of FR Midstates Interholding, L.P. ("FRMI"). Mr. DeMontrond disclaims beneficial ownership of the shares that relate to and are described in footnote one above. The address of Mr. DeMontrond is One Lafayette Place, Greenwich, Connecticut 06830.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and directors of the Company and persons who own more than 10% of the Company's Common Stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in Common Stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2014.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        A "Related Party Transaction" is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of the Company's executive officers or one of its directors;

  •
  any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company's Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company's Common Stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Board of Directors has determined that the Audit Committee will periodically review all related person transactions that the rules of the SEC require be disclosed in the Company's proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company's participation in such transactions under the Company's written Related Persons Transaction Policy adopted by the Board of Directors at the time of our initial public offering in April 2012, which pre-approves or ratifies (as applicable) certain related person transactions, including:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402;

  •
  director compensation that is required to be reported in the Company's proxy statement under Item 402;

  •
  any transaction with another company at which a Related Person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person's only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

        In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person's interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company's filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

        There were no related persons transactions since January 1, 2014 which were required to be reported in "Transactions with Related Persons," where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2014, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company's directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in "Executive Compensation and Other Information," and the transactions described or referred to below.

Stockholders' Agreement

        In connection with the closing of our initial public offering, we entered into a stockholders' agreement (the "Stockholders' Agreement") with FRMI, Stephen J. McDaniel (former director and Chairman of the Board), and certain of our executive officers and other members of our management team. The Stockholders' Agreement contains several provisions relating to the sale of our Common Stock by the parties thereto, a summary of which is set forth below.

        The Stockholders' Agreement grants FRMI the right to nominate three members of our Board of Directors so long as FRMI holds at least 25% of our outstanding shares of Common Stock. Upon the identification by our Board of Directors of an additional director nominee that our Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE and Rule 10A-3 of the Exchange Act, FRMI has agreed to cause one of its director nominees to resign if so requested by the Board. In March 2013, the Board notified FRMI that it had identified Dr. Hill as an additional independent director and Mr. Krueger, an FRMI nominee, resigned from the Board, effective at the time of Dr. Hill's appointment in April 2013. At and as of such time that FRMI holds less than 25% of our outstanding shares of Common Stock, FRMI will have the right to nominate one member of our Board of Directors. The Stockholders' Agreement also requires the stockholders party thereto to take all necessary actions, including voting their shares of Common Stock, for the election of the FRMI nominees and the Board's other nominees.

        In addition, the Stockholders' Agreement contains provisions restricting our ability to engage in certain transactions or take certain actions, including an actual or potential change in control or change in our management, without the consent of FRMI. Therefore, these provisions could adversely affect the price of our Common Stock.

        The Stockholders' Agreement also provides that the following actions by us require the consent of FRMI:

  •
  incurrence of debt that would result in a total net indebtedness to EBITDA ratio in excess of 2.50:1;

  •
  authorization, creation or issuance of any equity securities (other than pursuant to compensation plans approved by the compensation committee or in connection with certain permitted acquisitions);

  •
  redemption, acquisition or other purchase of any securities of the Company (other than certain repurchases from employees and directors);

  •
  amendment, repeal or alteration of our amended and restated certificate of incorporation or amended and restated bylaws;

  •
  any acquisition or disposition (where the amount of consideration exceeds $100 million in a single transaction or $200 million in any series of transactions during the calendar year);

  •
  consummation of a "change in control" transaction;

  •
  adoption, approval or issuance of any "poison pill" or similar rights plan; and

  •
  entry into any plan of liquidation, dissolution or winding-up of the Company.

        These actions by us require the consent of FRMI until the earlier of (i) receipt by our Board of Directors of FRMI's written election to waive its rights, (ii) the date FRMI ceases to hold at least 35% of our outstanding Common Stock, (iii) the third anniversary of the closing of our initial public offering or (iv) the date on which there are no directors nominated by FRMI serving as members of our Board of Directors. These rights will expire on April 25, 2015, the third anniversary of the closing of our initial public offering.

Eagle Registration Rights Agreement

        On October 1, 2012, in connection with the closing of the Company's acquisition of the assets of Eagle Energy Production, LLC ("Eagle"), the Company, Eagle, FRMI and certain of our other stockholders entered into a Registration Rights Agreement (the "Eagle Registration Rights Agreement"), pursuant to which the Company has agreed to register the sale of shares of our Common Stock under the circumstances described below. The provisions relating to registration rights in the Eagle Registration Right Agreement supersede the provisions relating to registration rights contained in the Stockholders' Agreement that previously applied to FRMI only.

        At any time after the conversion of the Preferred Stock into Common Stock (with respect to Eagle) or October 25, 2012 (with respect to FRMI), Eagle or FRMI, as applicable, has the right to require us by written notice to register the sale of any number of their shares of Common Stock. We are required to provide notice of the demand request within 30 days following receipt of such demand request to all stockholders party to the Eagle Registration Rights Agreement to allow for inclusion of such other stockholders' Common Stock. Eagle and FRMI each have the right to cause up to an aggregate of six such demand registrations. In no event shall more than one demand registration occur within six months after the effective date of a registration statement filed pursuant to a demand request or within 60 days prior to our good faith estimate of the date of an offering and 180 days after the effective date of a registration statement we file.

        If, at any time, we propose to register an offering of Common Stock (subject to certain exceptions) for our own account, then we must give prompt notice (subject to reduction to one business day's notice in connection with certain offerings) to all stockholders party to the Eagle Registration Rights Agreement to allow them to include a specified number of their shares in that registration statement.

        These registration rights are subject to certain conditions and limitations, including the right of underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. The obligations to register shares under the Eagle Registration Rights Agreement will terminate when no registrable shares (as defined in the Eagle Registration Rights Agreement) remain outstanding.

Certain Rights of the Holders of Preferred Stock

        In connection with the Eagle Energy Acquisition, on September 28, 2012, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations (the "Certificate of Designations") to designate 325,000 shares of the Preferred Stock as Series A Mandatorily Convertible Preferred Stock.

        The Preferred Stock have certain rights and terms set forth on the Certificate of Designations, including voting rights that are similar to those belonging to holders of our Common Stock on an as-converted basis (except with respect to the election of directors and the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the then applicable liquidation preference) until such time as holders of the Preferred Stock are permitted to convert their shares into Common Stock and the market price of the Company's Common Stock is above the conversion price then in effect for 15 consecutive trading days. The Preferred Stock rank senior to the Company's Common Stock with respect to dividend rights. In addition, the holders of the Preferred Stock have the right, subject to the terms and conditions set forth in the Certificate of Designations, to elect one member of the Board of Directors (the "Preferred Director"). Currently, the Board of Directors does not include a Preferred Director, and as a result, the holders of the Preferred Stock may in the future elect a Preferred Director to the Board of Directors, at which time the size of the Board of Directors would be automatically increased, if necessary, to allow for the election of the Preferred Director. The holders of the Preferred Stock also have the right, and to approve certain corporate actions, including the following:

  •
  the creation or issuance of any class of capital stock senior to or on parity with the Preferred Stock;

  •
  the redemption, acquisition or purchase by the Company of any of its equity securities, other than a repurchase from an employee or director in connection with such person's termination or as provided in the agreement pursuant to which such equity securities were issued;

  •
  any change to the Company's certificate of incorporation or bylaws that adversely affects the rights, preferences, privileges or voting rights of the holders of the Preferred Stock;

  •
  acquisitions or dispositions for which the amount of consideration exceeds 20% of the Company's market capitalization in any single transaction or 40% of the Company's market capitalization for any series of transactions during a calendar year;

  •
  entering into certain transactions with affiliates, other than transactions that do not exceed, in the aggregate, $10 million in any calendar year;

  •
  certain corporate transactions unless the holders of the Preferred Stock would receive consideration consisting solely of cash and/or marketable securities with an aggregate fair market value equal to or greater than the then applicable liquidation preference on such shares of Preferred Stock; and

  •
  any increase or decrease in the size of the Company's Board of Directors.

Transactions with Related Persons

        For the fiscal year ended 2014, Scott McDaniel, who is the brother of Stephen J. McDaniel (former director and Chairman of the Board), received $207,996 in total cash compensation as an employee of the Company. In addition, Scott McDaniel was eligible to participate in all benefit plans and programs available generally to the Company's employees, including his receipt of a grant of 19,200 shares of restricted stock under the LTIP. As of April 2014, Scott McDaniel was no longer an employee of the Company. In connection with his departure, all of his shares of restricted stock valued at approximately $151,567 vested in full.

 PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for 2015. The 2014 audit of the Company's consolidated financial statements was completed on March 16, 2015.

        The Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Deloitte & Touche LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by Deloitte & Touche LLP, the Company's independent registered public accounting firm, for the last two fiscal years (in thousands):

	2014	2013
Audit Fees(1)	$1,052,347	$1,051,912
Audit-related Fees(2)	9,625	146,966
Tax Fees(3)	140,060	120,340
All Other Fees	—	—

Total	$1,202,032	$1,319,218

(1)
Audit fees represent fees for professional services provided in connection with: (a) the annual audit of the Company's consolidated financial statements; and (b) the review of the Company's quarterly consolidated financial statements.

(2)
Audit-related fees represent fees (a) for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements not reported under "Audit Fees"; and (b) review of the Company's other filings with the SEC, including review and preparation of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2014 and 2013.

(3)
Tax fees represent tax return preparation and consultation on tax matters

        The charter of the Audit Committee and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of Deloitte & Touche LLP's audit, audit-related, tax and other services. For the year ended December 31, 2014, the Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees," "Audit-related Fees," "Tax Fees" and "Other Fees."

        The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

        The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as the auditors of the Company for 2015.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 1, 2016 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        Any stockholder of the Company who desires to submit a proposal for action at the 2016 annual meeting of stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 23, 2016 and February 22, 2016, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 22, 2016, the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

        "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company's proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

        The Nominating and Governance Committee's charter requires consideration of the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board of Directors. In that regard, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time will engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2016 if that nomination is submitted in writing, and received between January 23, 2016 and February 22, 2016, to Midstates Petroleum Company, Inc., 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103, Attention: Corporate Secretary. The Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

  •
  the nominee's name, address and other personal information;

  •
  the number of shares of each class and series of stock of the Company held by such nominee;

  •
  the nominating stockholder's name, residential address and telephone number, and business address and telephone number; and

  •
  all other information required to be disclosed pursuant to the Company's bylaws and Regulation 14A of the Exchange Act.

        Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee's ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company's applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

        The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

        Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge Financial Solutions to tabulate votes for a fee estimated not to exceed $20,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

STOCKHOLDERS SHARING AN ADDRESS

        We will deliver only one Proxy Statement and Annual Report to Stockholders to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholder. We undertake to deliver promptly, upon written or oral request, an additional copy of the Proxy Statement and Annual Report to Stockholders to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Proxy Statement and Annual Report to Stockholders by contacting us at the following address or phone number: Midstates Petroleum Company, Inc., 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103, Attention: Corporate Secretary. Conversely, if multiple stockholders sharing an address receive multiple Proxy Statements and Annual Reports to Stockholders and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2014, is being made available to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

 Appendix A

FORM OF

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MIDSTATES PETROLEUM COMPANY, INC.

        Midstates Petroleum Company, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Section 242 of the DGCL:

        FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted to amend the Corporation's Amended and Restated Certificate of Incorporation by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof the following:

        "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is [225,000,000][200,000,000][175,000,000][175,000,000][150,000,000][150,000,000] shares of capital stock, classified as (i) 50,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"), and (ii) [175,000,000][150,000,000][125,000,000][125,000,000][100,000,000][100,000,000] shares of common stock, par value $0.01 per share ("Common Stock").

        Effective as of 5:00 p.m. Eastern time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each [five][six][seven][eight][nine][ten] ([5][6][7][8][9][10]) shares of the Corporation's Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation's Common Stock; provided that the Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing price of the Corporation's Common Stock as reported on the New York Stock Exchange on the last trading day before the date this Certificate of Amendment is filed with the Secretary of State of Delaware.

        The designations and the powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

          1.     Provisions Relating to the Preferred Stock.

          (a)   The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation (the "Board of Directors") as hereafter prescribed (a "Preferred Stock Designation").

          (b)   Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to each class or series of the Preferred Stock, including, but not limited to, the following:

              (i)  whether or not the class or series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

             (ii)  the number of shares to constitute the class or series and the designations thereof;

            (iii)  the preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

            (iv)  whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

             (v)  whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

            (vi)  the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

           (vii)  the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

          (viii)  whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

            (ix)  such other powers, preferences, rights, qualifications, limitations and restrictions with respect to any class or series as may to the Board of Directors seem advisable.

          (c)   The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

          2.     Provisions Relating to Common Stock.

          (a)   Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Amended and Restated Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Common Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation.

          (b)   Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

          (c)   Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

          (d)   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

          (e)   The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

          3.     General.

          (a)   Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation and any then-existing Preferred Stock Designation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

          (b)   The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

          (c)   The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law."

        SECOND: That pursuant to a resolution of its Board of Directors, an annual meeting of the Corporation's stockholders was duly called and held upon notice in accordance with the provisions of Section 222 of the DGCL, at which meeting the necessary number of shares as required by applicable law were voted in favor of such amendment.

        THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by            , this        day of                        , 20    .

MIDSTATES PETROLEUM COMPANY, INC.
By:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000247991_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Frederic F. Brace 02 Thomas C. Knudson 03 George A. DeMontrond 04 Alan J. Carr 05 Bruce Stover 06 Robert E. Ogle 07 John Mogford MIDSTATES PETROLEUM COMPANY, INC. 321 SOUTH BOSTON AVE. SUITE 1000 TULSA,OKLAHOMA 74103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3 To authorize the board of directors, in its discretion, to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding common stock in a ratio of between 1-for-5 to 1-for-10, and a reduction in the number of authorized shares of common stock from 300,000,000 to a range of 175,000,000 to 100,000,000. 4 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2015. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000247991_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MIDSTATES PETROLEUM COMPANY, INC. Annual Meeting of Stockholders May 22, 2015 9:00 AM The St. Regis Houston 1919 Briar Oaks Lane, Houston, TX 77027 The undersigned hereby appoints Nelson M. Haight and Scott C. Weatherholt, and each of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Common Stock of MIDSTATES PETROLEUM COMPANY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2015, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR ALL" ON THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0000247990_1 R1.0.0.51160 MIDSTATES PETROLEUM COMPANY, INC. 321 SOUTH BOSTON AVE. SUITE 1000 TULSA,OKLAHOMA 74103 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3 To authorize the board of directors, in its discretion, to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our outstanding common stock in a ratio of between 1-for-5 to 1-for-10, and a reduction in the number of authorized shares of common stock from 300,000,000 to a range of 175,000,000 to 100,000,000. 4 To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for 2015. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000247990_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . MIDSTATES PETROLEUM COMPANY, INC. Annual Meeting of Stockholders May 22, 2015 9:00 AM The St. Regis Houston 1919 Briar Oaks Lane, Houston, TX 77027 The undersigned hereby appoints Nelson M. Haight and Scott C. Weatherholt, and each of them, as proxies, each with the full power of substitution and revocation as to each of them, to represent the undersigned and to vote all of the shares of Series A Mandatorily Convertible Preferred Stock of MIDSTATES PETROLEUM COMPANY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 22, 2015, and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE "FOR" PROPOSALS 2, 3, AND 4, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side

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YOUR VOTE IS IMPORTANT
QUORUM AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
2014 Annual Performance-Based Bonus Plan
COMPENSATION COMMITTEE REPORT
PROPOSAL TWO NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
PROPOSAL FOUR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
SOLICITATION OF PROXIES
STOCKHOLDER LIST
STOCKHOLDERS SHARING AN ADDRESS
PROXY MATERIALS ANNUAL REPORT AND OTHER INFORMATION
  Appendix A
FORM OF CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF MIDSTATES PETROLEUM COMPANY, INC.